Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into by CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Seller”), and AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (“Purchaser”), as of July 30, 2012 (the “Effective Date”).

RECITALS:

A. Seller owns a fee simple interest in and to certain real property known as City Center Bellevue and located at 500 108th Avenue, Bellevue, Washington 98004, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

B. The parties to this Agreement have agreed to the sale and purchase of the Property (as hereinafter defined), of which the Premises are a part, on terms and conditions more particularly set forth in this Agreement.

ARTICLE 1

PURCHASE AND SALE OF PROPERTY.

On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following described property (collectively, the “Property”):

1.1 Land. The Premises, together with all rights and appurtenances pertaining to the Premises, including, without limitation, all of Seller’s right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all covenants, easements, privileges, and hereditaments pertaining thereto, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).

1.2 Improvements. The office building (the “Building”) constructed on the Premises, together with all parking lots and parking structures and all other improvements and structures constructed on the Premises (collectively, the “Improvements”).

1.3 Personal Property. All of Seller’s right, title and interest in and to (specifically excluding any fixtures or personal property owned by tenants under leases or licensees under licenses or the property manager) the following: (i) mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Improvements; (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or at, the Improvements; (iii) site plans, surveys, plans and specifications, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Land or Improvements; (iv) pylons and other signs situated on or at the Land or Improvements; and (v) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the date of Closing (as defined in Section 8.1 below) (collectively, the “Personal Property”), a current true and complete list of which is attached hereto as Schedule 1.3.

1.4 Leases and Licenses. Seller’s right, title and interest in (i) all leases with tenants leasing all or any portion of the Improvements (collectively, the “Leases”), and (ii) to the extent assignable, all license agreements, occupancy agreements, and other similar agreements with licensees using any portion of the Improvements (collectively, the “Licenses”), in each case to the extent the same are in effect as of the Closing Date (as defined in Section 8.1 below), a current true and complete list of which is attached hereto as Schedule 1.4.

1.5 Security Deposits. Seller’s right, title and interest in all security deposits held by Seller in connection with the Leases and Licenses and not applied pursuant to the terms thereof, a current true and complete list of which is attached hereto as Schedule 1.5.

1.6 Contracts. Subject to Section 6.1.3 hereof and to the extent assignable, Seller’s right, title and interest in all contracts and other agreements (other than the Leases and Licenses) related to the Land, Improvements, Personal Property, Leases or Licenses that will remain in existence after Closing, including, without limitation, contracts or agreements relating to construction, guaranties and warranties, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, utility services, or any equipment leases, but expressly excluding the existing Property Management Agreement and Exclusive Leasing Agreement (as such terms are defined in Section 6.1.3), which will be terminated effective as of the time of Closing (collectively, the “Contracts”), a current true and complete list of which is attached hereto as Schedule 1.6. Any contracts or other agreements not listed on Schedule 1.6 shall not be assumed by Purchaser, and shall be terminated by Seller at or prior to Closing, at Seller’s expense.

1.7 Permits. Seller’s right, title and interest in all permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Land or Improvements, to the extent assignable (collectively, the “Permits”).

1.8 Intangibles. Seller’s right, title and interest, if any, in all names, trade names, street numbers, URL’s , software, marks, other symbols and general intangibles, which relate exclusively to the Land or the Improvements, to the extent assignable, including, without limitation, the name “City Center Bellevue”, but excluding any of the same that reference “Beacon,” “Beacon Capital” or any other similar name (collectively, the “Intangibles”).

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ARTICLE 2

PURCHASE PRICE AND DEPOSIT.

2.1 Purchase Price.

2.1.1 Purchase Price. The aggregate purchase price for the Property (“Purchase Price”) shall be TWO HUNDRED TWENTY-EIGHT MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($228,800,000.00). The cash due at Closing from Purchaser on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement. The Purchase Price shall be payable as follows:

2.1.2 Deposit. Within one (1) Business Day (as defined in Section 14.11 below) following the date that this Agreement is signed and delivered by both Seller and Purchaser, and the Escrow Agreement (as defined below) is signed and delivered by all of Seller, Purchaser, and Escrow Agent, and as a condition precedent to this Agreement being effective, Purchaser shall deliver to Chicago Title Company (the “Escrow Agent”), by federal funds wire transfer, a cash deposit in immediately available funds in the amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (together with any interest accrued thereon, the “Deposit”). If Purchaser shall fail to deposit the Deposit with Escrow Agent within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Deposit, terminate this Agreement by written notice to Purchaser and Escrow Agent as its sole and exclusive remedy, in which case this Agreement shall be null and void ab initio, and thereafter neither party shall have any further rights or obligations to the other hereunder, except for those which expressly survive the termination of this Agreement. Prior to Purchaser’s making the Deposit, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement in the form of Exhibit B attached hereto (the “Escrow Agreement”). Escrow Agent shall hold the Deposit in accordance with this Agreement and the Escrow Agreement and shall disburse the Deposit to Seller at Closing.

2.1.3 Balance of the Purchase Price. The balance of the Purchase Price due from Purchaser at Closing (after crediting the Deposit and after application of prorations and adjustments provided for in this Agreement) shall be paid by Purchaser to Escrow Agent by federal funds wire transfer in immediately available funds no later than 10:00 a.m. Pacific time on the Closing and disbursed to Seller at Closing in accordance with Section 8.3.2 hereof.

ARTICLE 3

TITLE AND SURVEY.

3.1 State of Title to be Conveyed. Title to the Premises shall be conveyed to Purchaser free from all liens, encumbrances, encroachments and other exceptions to title except (i) those shown on the Commitment or the Survey (as such terms are defined in Section 3.2 below) and not required to be cured by Seller in accordance with this Article 3 (or if Purchaser elects not to obtain an Updated Survey, any matters an Updated Survey would disclose), (ii) the Leases and Licenses, (iii) matters caused by Purchaser or the activities of Purchaser or its agents, employees, consultants, contractors and representatives on the Property, (iv) real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property, including, without limitation, any so-called payments in lieu of taxes, in each case which are a lien but not yet due and payable, subject to proration in accordance with Section 8.5.4 below, and (v) applicable zoning and building ordinances and land use regulations and any and all other present and future laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property (collectively, the “Permitted Exceptions”). Notwithstanding anything to the contrary contained herein, Seller agrees to cause to be removed or deleted from the title policy issued to Purchaser at Closing pursuant to this Agreement (i) the lien(s) of any existing mortgage financing and any and all related documents, and (ii) any judgment, mechanics and materialmen’s liens, or other monetary liens on title to the Property created by Seller (collectively, “Seller Liens”).

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3.2 Title Commitment and Survey. Seller has provided to Purchaser a title insurance commitment dated July 24, 2012 (the “Commitment”) for an Owner’s Policy of Title Insurance from Chicago Title Company (the “Title Company”), covering the Land, together with copies of all instruments reflected as exceptions set forth therein, as well as a copy of Seller’s existing ALTA survey of the Land prepared by Triad Associates and dated July 19, 2012 (the “Existing Survey”). Purchaser acknowledges receipt of the Commitment and Existing Survey and hereby confirms and approves the Commitment, the Existing Survey, and any matters that would be shown or disclosed on a current ALTA survey of the Property (the “Updated Survey”; either of the Existing Survey or the Updated Survey is referred to herein as the “Survey”) (all such matters that would be shown or disclosed on the Updated Survey shall constitute Permitted Exceptions). With respect to any title or survey matters first arising after the effective date of the Commitment or the date of the most recent certification of the Existing Survey and on or prior to the Closing that materially and adversely affect the operation of the Property, other than any of the Permitted Exceptions (to which Purchaser shall have no right to object), Purchaser shall have until the earlier of (i) five (5) Business Days after Purchaser’s discovery of such objections or (ii) the Closing Date to notify Seller in writing of Purchaser’s objection thereto, and such matters shall be deemed “Title Objections.” In the event Purchaser shall not timely notify Seller of any Title Objections, then such matters shall thereafter be deemed to be Permitted Exceptions. In the event Purchaser shall timely notify Seller of any Title Objections, Seller shall have the right, but not the obligation, to cure such Title Objection(s) in its sole and absolute discretion. Within three (3) Business Days after receipt of Purchaser’s notice of Title Objection(s), with the Closing Date automatically extended, if necessary, to allow for such response period, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such Title Objection(s). Failure of Seller to give such notice within said three (3) Business Day period shall be deemed an election by Seller not to cure such Title Objection(s). If Seller elects or is deemed to have elected not to cure any Title Objection(s) specified in Purchaser’s notice, Purchaser shall have the following options, to be given by written notice to the Seller within five (5) Business Days after Purchaser’s receipt of Seller’s notice electing not to cure such objection(s) (or, if Seller fails to deliver such notice, within five (5) Business Days after the day on which Seller was required to deliver such notice): (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matters objected to by Purchaser which Seller has elected, or is deemed to have elected, not to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price (provided that Purchaser shall have the right to negotiate with the Title Company for the removal of such objected to items or obtain endorsements with respect to such items), or (b) to terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement. Failure of Purchaser to give such notice within said five (5) Business Day period shall be deemed a disapproval by Purchaser of the Commitment and a termination of this Agreement whereby Purchaser shall receive a return of its Deposit and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement.

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3.2.1 Non-Seller Liens. With respect to any judgment, mechanics and materialmen’s liens, or other monetary liens on title to the Property that are not Seller Liens first arising after the effective date of the Commitment and on or prior to the Closing (“Non-Seller Liens”), Purchaser shall notify Seller of Purchaser’s discovery of the Non-Seller Lien. Within five (5) Business Days after Seller’s receipt of such notice, Seller shall notify Purchaser in writing of Seller’s election either (a) to cure or bond off any such Non-Seller Lien in a manner reasonably satisfactory to Purchaser and the Title Company, whereupon Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement, or (b) not to cure or bond off any such Non-Seller Lien, whereupon this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement.

ARTICLE 4

PURCHASER’S DUE DILIGENCE.

4.1 Purchaser’s Due Diligence. Purchaser acknowledges that the period of time during which it had the right to perform and conduct such examinations and investigations of the Property as Purchaser may desire, which may include, without limitation, examination of all structural and mechanical aspects thereof, review of the Property Information (as hereinafter defined), examination of the title to the Property, reviewing the Survey, and determining the compliance of the Property with all applicable laws, rules, codes and regulations, expired on the Effective Date and that Purchaser shall have no right to terminate this Agreement based on such examinations and investigations. In connection with such examination, Seller made available (at reasonable times and places and/or by providing Purchaser access to an online database) for Purchaser’s review Seller’s files relating to the Property, including, without limitation, maintenance records, environmental reports, records of income, taxes and expenses, Leases, Licenses, tenant files, Contracts, and records of repairs and capital improvements, in all cases to the extent in Seller’s possession or control, but expressly excluding all documents and materials of a proprietary nature, such as internal valuation analysis, projections, software, marketing materials, and materials constituting the work product of Seller or its agents and attorneys (collectively, the “Property Information”).

4.1.1 Access. Purchaser acknowledges that Seller has made the Property available to Purchaser and its agents, employees, consultants and representatives for such inspections and tests as Purchaser deems appropriate, at Purchaser’s sole cost and expense. From and after the Effective Date, Seller shall, upon reasonable notice and at reasonable times, make the Property available to Purchaser and its investors for tours and inspections of the Property. Purchaser shall provide notice to Seller at least one (1) Business Day prior to any entry onto the Property by Purchaser or Purchaser’s agents, employees, consultants or representatives. Seller shall have the right to have a representative present during all or any of Purchaser’s inspections and tests. Purchaser will use reasonable efforts to minimize interference with Seller’s operations at the Property and the rights of tenants and licensees of the Property.

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Purchaser shall not alter or disturb the Property in any manner and Purchaser shall not permit any mechanics’ liens to be filed against all or any part of the Property. In the event Purchaser discovers any matter during the course of its investigations and tests which may be reportable under applicable law, Purchaser acknowledges and agrees that it shall not undertake any such reporting (unless required by law), but shall notify Seller immediately of any such discovery. Seller’s prior written consent shall be required prior to any invasive or intrusive testing (including any environmental sampling or testing) and any interviews of any tenants or licensees of the Property by Purchaser or its agents, employees, consultants and representatives, and Seller shall have a right to have a representative present during all tenant or licensee interviews.

4.1.2 Indemnity. Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, managers, affiliates, property manager, and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including without limitation any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by the entry on the Property by Purchaser or its agents, employees, consultants or representatives or by Purchaser’s investigations of the Property (“Claims”) unless such Claims arise or are caused by the negligence or willful misconduct of Seller or any other Indemnified Parties. Notwithstanding anything to the contrary in this Section, however, Purchaser shall not be responsible for any losses, damages, liabilities, claims, causes of action, judgments, costs and legal or other expenses suffered or incurred as a result of Purchaser’s (or that of its agents, employees, consultants or representatives) mere discovery of any existing condition at or on the Property and as long as Purchaser and its agents, employees, consultants or representatives did not exacerbate or aggravate such condition. Purchaser will promptly repair all damage to the Property arising from Purchaser’s inspections or tests, including any damage that may have been caused by Purchaser or its agents, employees, consultants or representatives in the conduct of the review. Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section 4.1.2 shall survive Closing or the earlier termination, for any reason, of this Agreement. Purchaser shall provide to Seller prior to its or its agents’, employees’, consultants’ or representatives’ entry on the Property certificates of liability insurance insuring Purchaser and Seller in an amount not less than Two Million Dollars ($2,000,000.00).

4.2 As Is, Where Is.

4.2.1 Express Representations. Except as provided in the express representations and warranties of Seller set forth in Sections 5.1 and 11.1 of this Agreement and except as may be expressly set forth in the documents executed and delivered by Seller at Closing (including any Seller Estoppels (as defined in Section 7.1.2)), and subject to the limitations of time and money set forth in Sections 5.4 and 10.2 herein (collectively, the “Express Representations”), Seller does not, by the execution and delivery of this Agreement, and Seller shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such representations and warranties are hereby disclaimed.

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4.2.2 Disclaimed Matters. Without limiting the generality of the foregoing, other than the Express Representations, Seller makes, and shall make, no express or implied warranty as to matters of zoning, acreage, building square footage, tax consequences, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Property (collectively, the “Disclaimed Matters”).

4.2.3 No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except for the Express Representations. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller other than the Express Representations will be valid or binding on Seller.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES, IF ANY, FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INDOOR AND OUTDOOR ENVIRONMENT AIR QUALITY, WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY FEDERAL, STATE, AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDINANCES, ORDERS, REQUIREMENTS OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, THE COMPREHENSIVE

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ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SAFE DRINKING WATER ACT, AS AMENDED, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED, THE TOXIC SUBSTANCE CONTROL ACT, AS AMENDED, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND ANALOGOUS STATE STATUTES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTE AT, ON, UNDER, OR ADJACENT TO THE PROPERTY (SUBSECTIONS IX AND X HEREIN COLLECTIVELY REFERRED TO AS, “ENVIRONMENTAL MATTERS”); (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE PROPERTY INFORMATION, THE SURVEY OR THE COMMITMENT; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING, (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) ANY OTHER MATTER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY, INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO PURCHASER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL NOT BE ENTITLED TO RELY ON ANY REPORTS OR OTHER PROPERTY INFORMATION SUPPLIED BY SELLER TO PURCHASER, EXCEPT AS SET FORTH IN THE EXPRESS REPRESENTATIONS PURCHASER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION, EXCEPT TO THE EXTENT ARISING OUT OF A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY (SUBJECT TO THE LIMITATIONS OF TIME AND MONEY SET FORTH IN SECTIONS 5.4 AND 10.2 HEREIN) MADE IN THE EXPRESS REPRESENTATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN

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STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON TO THE EXTENT NOT EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. PURCHASER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT TO SELLER SHALL SURVIVE THE CLOSING AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS, PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY.

BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 4.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 4.2.

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PURCHASER’S INITIALS

4.2.4 Waiver. Without in any way limiting any provision of this Section 4.2, Purchaser specifically acknowledges and agrees that, except with respect to the Express Representations and the obligations of Seller set forth in Section 6.1 of this Agreement, Purchaser hereby waives, releases and discharges any claim it has, might have had, or may have against Seller with respect to (a) the Disclaimed Matters, (b) subject to Article 9 of this Agreement, the condition of the Property as of the Closing Date, (c) the past, present or future condition or compliance of the Property with regard to any federal, state or local law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property, including without limitation those pertaining to Environmental Matters, or (d) any other state of facts that exists with respect to the Property or any of the Property Information.

4.2.5 Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind. The Land and Improvements constitutes “commercial real estate” as defined in RCW 64.06. Purchaser waives the right to receive a seller disclosure statement (a “Seller Disclosure Statement”) if required by RCW 64.06. RCW 64.06 provides that Purchaser may waive its right to receive the Seller Disclosure Statement; provided, however, if the answer to any of the questions in the section of the Seller Disclosure Statement entitled “Environmental” would be “yes,” Purchaser may not waive the receipt of the “Environmental” section of the Seller Disclosure Statement. By executing this Agreement, Purchaser acknowledges that (i) Purchaser has received, approved and accepted the “Environmental” section of the Seller Disclosure Statement, a copy of which is attached to this Agreement as Schedule 4.2.5 and (ii) Purchaser waives its right to receive any of the other sections of the Seller Disclosure Statement.

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Purchaser further agrees that any information discovered by Purchaser concerning the Property shall not obligate Seller to prepare and deliver to Purchaser a revised or updated Seller Disclosure Statement. Purchaser hereby waives any right to receive any updated or revised Seller Disclosure Statement, regardless of the source of any new information. Purchaser further warrants that it is a sophisticated purchaser who is familiar with the ownership and development of real estate projects similar to the Property and Purchaser has or will have adequate opportunity to complete such independent inspections of the Property it deems necessary, and will acquire the Property solely on the basis of and in reliance upon such examinations and not on any information provided in any Seller Disclosure Statement or otherwise provided or to be provided by Seller (other than as expressly provided in this Agreement).

PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THE RIGHT TO RESCIND THIS AGREEMENT PURSUANT TO ANY PROVISION OF RCW 64.06. IT IS THE INTENT OF PURCHASER AND SELLER, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THAT ANY SELLER DISCLOSURE STATEMENT PROVIDED BY SELLER WILL NOT BE RELIED UPON BY PURCHASER, AND SHALL GIVE PURCHASER NO RIGHTS WITH RESPECT TO SELLER OR UNDER THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO RESCIND APPLIES TO THE SELLER DISCLOSURE STATEMENT PROVIDED ON OR BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT AND APPLIES PROSPECTIVELY TO ANY UPDATED OR REVISED SELLER DISCLOSURE STATEMENTS THAT MAY BE PROVIDED BY SELLER TO PURCHASER.

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PURCHASER’S INITIALS

ARTICLE 5

REPRESENTATIONS AND WARRANTIES.

5.1 Seller’s Representations and Warranties. As a material inducement for Purchaser to enter into this Agreement, Seller represents to Purchaser, as of the Effective Date, as follows:

5.1.1 Organization. Seller is duly formed and validly existing under the laws of the jurisdiction of its organization and is qualified to transact business in the jurisdiction where the Property is located.

5.1.2 Authority/Consent. Seller possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated by this Agreement.

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5.1.3 Litigation. Except as may be disclosed on Schedule 5.1.3 attached hereto, to Seller’s knowledge, no action, suit or other proceeding (including, but not limited to, any condemnation action) is pending that concerns or involves the Property. To Seller’s knowledge, no action, suit or other proceeding (including, but not limited to, any condemnation action) has been threatened in writing that concerns or involves the Property which would, if determined adversely to Seller, materially and adversely affect the use or value of the Property or affect Seller’s ability to fulfill its obligations under this Agreement.

5.1.4 Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, has been threatened in writing, against Seller.

5.1.5 Contracts. Except for the Contracts referenced on Schedule 1.6 and subject to Section 6.1.3 below, there are no material contracts or agreements with respect to the Property to which Seller is a party or by which it is bound relating to construction, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, or any equipment leases that are currently in effect and will be in effect after Closing.

5.1.6 Employees. Seller has no employees.

5.1.7 Leases.

(i) Except for the Leases and Licenses referenced on Schedule 1.4, and leases, licenses, or other occupancy agreements which may be entered into by Seller pursuant to Section 6.1.1 hereof, there are no leases, rental agreements, license agreements or other occupancy agreements to which Seller is a party currently in effect which will affect the Property after Closing.

(ii) The Leases and Licenses have not been amended except as set forth on Schedule 1.4.

(iii) Each Lease and each License is in full force and effect.

(iv) Seller has provided or will provide Purchaser with complete copies of all Leases and Licenses, including all amendments thereto in Seller’s possession.

(v) Except as may be described in Schedule 5.1.7(v) attached hereto, which is a true and complete list of all outstanding amounts of tenant improvement allowances owed under the Leases and Licenses as of the Effective Date (whether designated as Seller’s Obligation or Purchaser’s Obligation hereunder), all tenant improvement allowances currently due and payable by Seller as landlord or licensor under or in connection with the current terms of the Leases and Licenses have been paid in full.

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(vi) Attached hereto as Schedule 1.5 is a true and complete list of security deposits currently held by Seller, as landlord or licensor, under the Leases and Licenses.

(vii) Except as set forth on Schedule 5.1.7(vii) attached hereto, Seller has neither given nor received any notices of material default under any of the Leases or Licenses, which default remains uncured.

5.1.8 Commissions. All brokerage and leasing commissions currently due and payable by Seller with respect to the current terms of the Leases and Licenses have been paid in full, other than those specified in Schedule 5.1.8, which is a true and complete list of all outstanding brokerage and leasing commissions owed by Seller as of the Effective Date, whether designated as Seller’s Obligation or Purchaser’s Obligation hereunder, whether or not currently payable.

5.1.9 Violations of Law. Except as set forth on Schedule 5.1.9 or as may be included in the Property Information, Seller has not received written notice from any governmental authority of any material violation of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which violation remains unresolved and which violation would materially and adversely affect the Property or the operation thereof.

5.1.10 Environmental Reports. Complete copies of all final environmental/hazardous waste studies and reports relating to the Property which are in Seller’s possession (collectively, the “Environmental Reports”) have been furnished or will be furnished to Purchaser.

5.1.11 Foreign Person. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations).

5.1.12 No Conflicts. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property is bound.

5.1.13 OFAC. Neither Seller nor, to Seller’s knowledge, any of its equity owners, nor to Seller’s knowledge any of their respective employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”), (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

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5.2 Purchaser’s Representations and Warranties. As a material inducement for Seller to enter into this Agreement, Purchaser represents to Seller, as of the Effective Date, as follows:

5.2.1 Organization. Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and, as of the Closing Date, will be qualified to transact business in the jurisdiction where the Property is located.

5.2.2 Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated in this Agreement.

5.2.3 OFAC. Neither Purchaser nor any of its equity owners, nor to Purchaser’s knowledge any of their respective employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

5.2.4 No Conflicts. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

5.2.5 Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Purchaser’s knowledge, has been threatened in writing, against Purchaser.

5.3 Knowledge. For purposes of this Agreement, the phrase “to Seller’s knowledge” means the present, actual knowledge, without independent investigation or inquiry, of McClure Kelly, who Seller represents is a senior vice president of Seller’s affiliate and has been associated with the Property for at least the last five (5) years. There shall be no personal liability on the part of McClure Kelly arising out of any representations or warranties made herein or otherwise. To the extent a Tenant Estoppel (defined in Section 6.5 below) is provided to Purchaser which sets forth information with respect to any item as to which Seller has made a representation or warranty (including in a Seller Estoppel), then Seller’s representations and warranties with respect to such information will thereafter be null and void and of no further force and effect and Purchaser shall rely exclusively on the information in such Tenant Estoppel.

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5.4 Survival. All of the representations and warranties set forth in this Article 5, and any representations made by Seller in a Seller Estoppel, shall survive the Closing for a period of nine (9) months (“Survival Period”), subject to the provisions of Article 10 of this Agreement. Purchaser shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty made by Seller and specifying the nature thereof within thirty (30) days after Purchaser’s discovery of such alleged breach or failure. Purchaser shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all, on or before the date that is thirty (30) days after the expiration of the Survival Period (the “Suit Deadline”). Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Purchaser files an action, suit or proceeding with respect thereto prior to the Suit Deadline. Notwithstanding the foregoing to the contrary, Seller shall have no liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, such inaccuracy is disclosed to Purchaser or otherwise included in the Property Information or known to Purchaser at the time of the Closing, and Purchaser elects, nevertheless, to consummate the transaction contemplated hereby.

ARTICLE 6

COVENANTS OF SELLER PRIOR TO CLOSING.

6.1 Operation of Property. From the Effective Date until the Closing, Seller shall operate the Property in accordance with the terms of this Section 6.1.

6.1.1 From the Effective Date until the Closing, Seller shall continue to operate, maintain and repair the Property in the ordinary course of business and to the standard that Seller has operated the Property to date, but shall not take any of the following actions after the Effective Date without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned and which consent shall be deemed granted in the event that Purchaser fails to respond to a written request for its consent within three (3) Business Days: (a) make or permit to be made any material alterations to or upon the Property (provided, however, Purchaser’s consent shall not be required for repairs or other work of an emergency nature, as required by law, or under any Lease or License, provided that Seller shall notify Purchaser of such work as soon as practicable), (b) enter into any contracts for the provision of services and/or supplies to the Property which are not terminable without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, or amend or modify any of the Contracts in any material respect, unless such Contract, as amended, may be terminated without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, (c) enter into any leases, licenses, or other occupancy agreements with respect to the Property or any part thereof, or extend (except pursuant to a provision of the existing Lease or License), terminate or cancel (except in the event of a tenant default), or otherwise amend (except pursuant to a provision of the existing Lease or License) any of the Leases or Licenses, (d) remove or permit the removal from the Property of any fixtures, mechanical equipment, or any other item included in the Property except when replaced with items of equal or greater quality and value by Seller prior to Closing, and except for the use and consumption at the Property of inventory, office and other supplies and spare parts, and the replacement of worn out,

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obsolete and defective tools, equipment and appliances, in each case in the ordinary course of business, (e) subject to Section 6.6 below, settle, compromise, withdraw or terminate any real estate tax appeal or proceeding affecting the Property other than any relating solely to periods prior to tax year 2012, or (f) grant any easements or title encumbrances that will affect the Property after the Closing Date. Notwithstanding anything to the contrary contained herein, if any lease, license or other agreement, or an amendment, modification, renewal, or extension thereto, is entered into by Seller without Purchaser’s consent to the extent such consent is required under this Agreement (either before or after the Effective Date), Seller shall be solely responsible for the payment of all tenant improvement allowances, leasing commissions, free rent, or other tenant inducement costs (collectively, “New Lease Costs”). Except to the extent Seller has paid New Lease Costs prior to Closing, Purchaser shall receive a credit of all unpaid New Lease Costs at Closing.

6.1.2 Notwithstanding the foregoing, Seller shall have no obligation to Purchaser to make or perform any capital repairs or replacements unless required to do so to meet its obligations as landlord under the Leases or by applicable law.

6.1.3 Not later than the Effective Date, Purchaser may deliver a written notice to Seller setting forth which, if any, of the Contracts Purchaser has elected to have Seller terminate. Seller shall be obligated to deliver notices of termination at Closing terminating those Contracts that Seller is timely notified hereunder to terminate by Purchaser (which shall include, without limitation, any contracts or agreements affecting the Property not listed on Schedule 1.6), provided that (i) such Contracts are terminable in accordance with their terms and (ii) Seller shall be responsible for, and shall indemnify, defend and hold harmless Purchaser from and against any penalties, fees, costs, expenses, liabilities and damages (including without limitation reasonable attorneys’ fees) arising from such termination. At Closing, Seller shall assign to Purchaser, to the extent assignable, and Purchaser shall assume, the Contracts pursuant to the Assignment and Assumption Agreement (as defined in Section 8.2.1.4). Notwithstanding anything contained herein to the contrary, Seller agrees to cause the existing property management agreement between Seller and BCSP V Property Management LLC (the “Property Management Agreement”), the existing Leasing Services Agreement between Seller and Broderick Group, Inc. (the “Exclusive Office Leasing Agreement”), and the Leasing Services Agreement between Seller and Wallace Properties, Inc. (the “Exclusive Retail Leasing Agreement”) to be terminated effective as of the Closing Date at Seller’s sole cost and expense and Purchaser shall assume no obligations arising from the Property Management Agreement, the Exclusive Office Leasing Agreement, and the Exclusive Retail Leasing Agreement.

6.2 Notices. Promptly after receipt, Seller shall provide Purchaser with true and complete copies of any written notices that Seller receives from any governmental authority with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property or any portion thereof; or (iii) any material violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property. In addition, Seller shall deliver or cause to be delivered to Purchaser, promptly upon the giving or receipt thereof by Seller, true and complete copies of any written notices of default given or received by Seller under any of the Leases or Licenses.

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6.3 Litigation. Seller will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing which is instituted after the Effective Date and which concerns or affects Seller or the Property, including without limitation any such matters (such as slip and fall and similar claims) that are covered by Seller’s insurance.

6.4 Insurance. Prior to Closing, Seller will maintain Seller’s existing insurance coverage with respect to the Property.

6.5 Tenant Estoppels. Seller shall request and use commercially reasonable diligent efforts to obtain from each of the tenants under a Lease an estoppel certificate in substantially the form of Exhibit C-1 attached hereto, provided, however, if such tenant’s Lease attaches or prescribes a form of, or content of, an estoppel certificate, such tenant may deliver an estoppel certificate conforming to such tenant’s Lease (collectively, the “Tenant Estoppels”).

6.6 Tax Reduction Proceedings. Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Property or any portion thereof for real estate taxes or a refund of real estate taxes previously paid (a “Tax Certiorari Proceeding”) to the City of Bellevue for any fiscal year. Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Property (i) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Purchaser, and (ii) for the fiscal year in which the Closing shall occur or any fiscal year thereafter, provided Purchaser shall have consented with respect thereto, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed granted in the event that Purchaser fails to respond to a written request for its consent within five (5) Business Days. The amount of any tax refunds (net of attorneys’ fees and other costs of obtaining such tax refunds) with respect to any portion of the Property for the tax year in which the Apportionment Time (as defined in Section 8.5.3 below) occurs shall be apportioned between Seller and Purchaser as of the Apportionment Time with a prior allocation of the portion thereof which must be returned to tenants or licensees pursuant to the terms of the Leases or Licenses; and notwithstanding anything to the contrary contained herein, Seller hereby agreeing to be responsible for the return of such refund to such tenants or licensees for the period up to and including the Apportionment Time and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Property for the tax year in which the Apportionment Time occurs, then with a prior allocation of the portion thereof which must be returned to tenants or licensees pursuant to the terms of their Leases or Licenses in the same manner as set forth above, (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys’ fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within five (5) days following receipt thereof. The provisions of this Section 6.6 shall survive the Closing. Seller shall indemnify, defend, and hold Purchaser and the Property

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harmless from and against any actions, claims, costs, expenses, damages, and/or liabilities arising out of, or relating to, any Tax Certiorari Proceeding or such contest or challenge undertaken by Seller, but Seller’s obligation to so indemnify, defend, and hold Purchaser and the Property harmless shall terminate on the expiration of the Survival Period.

ARTICLE 7

CONDITIONS PRECEDENT TO CLOSING.

7.1 Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute subjective discretion:

7.1.1 Title. A final examination of the title to the Land by the Title Company shall disclose no title exceptions except for the Permitted Exceptions and other matters approved or deemed approved by Purchaser in accordance with this Agreement, and Title Company shall be irrevocably committed to issue to Purchaser a standard ALTA owner’s title insurance policy insuring title to the Property in the amount of the Purchase Price, subject only to the Permitted Exceptions and such other matters so approved or deemed approved by Purchaser.

7.1.2 Tenant Estoppels. Seller shall have obtained and delivered to Purchaser, at least one (1) Business Day before the Closing Date, executed Tenant Estoppels from tenants comprising at least seventy-five percent (75%) of the occupied rentable area of the Building, including a Tenant Estoppel from (a) HDR Engineering, Inc., (b) Intelius, Inc., (c) Sucker Punch Productions, LLC, and (d) Global Scholar, Inc. (the “Required Estoppel Percentage”), with such Tenant Estoppels not indicating any material defaults under the applicable Lease or any material inconsistencies with respect to the facts or information set forth in the applicable Lease, except to the extent the same have been disclosed in Schedule 5.1.7(vii). If necessary to achieve the Required Estoppel Percentage for the Building, Seller, at its option, may deliver to Purchaser a representation letter substantially in the form of Exhibit C-2 (each, a “Seller Estoppel”) with respect to one or more Leases; provided, however, such Seller Estoppels shall not collectively represent in excess of ten percent (10%) of the occupied rentable area of the Building. Seller’s liability under each Seller Estoppel shall expire and be of no further force or effect on the earlier of: (A) nine (9) months following the Closing Date, or (B) the date that Purchaser receives a Tenant Estoppel (not indicating any material defaults under the applicable Lease or any material inconsistencies with respect to the facts or information set forth in the applicable Lease, except to the extent the same have been disclosed in Schedule 5.1.7(vii)) from the applicable tenant. In addition, Seller’s liability under any Seller Estoppel shall be subject to the limitations of Sections 5.4 and 10.2 hereof. A Tenant Estoppel shall be deemed acceptable regardless of whether a guarantor of the Lease executes the joinder by guarantor contained in the Tenant Estoppel; provided, however, that in such instances where the applicable guaranty requires the guarantor to execute an estoppel, such guarantor estoppel shall be (i) required to be deemed an acceptable Tenant Estoppel, and (ii) in substantially the form of, and to the extent required by, the applicable guaranty.

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7.1.3 Delivery of Closing Documents. Seller shall have delivered each of the Closing Documents required to be delivered under Section 8.2.1 of this Agreement.

7.1.4 Covenants, Representations and Warranties. Seller shall not be in material breach of any of covenants, representations and warranties it has made in this Agreement. In addition, there shall not exist any facts or circumstances that would make any of the Seller’s Express Representations untrue in any material respect as of the Closing Date. Notwithstanding the foregoing, if a change in circumstances beyond the reasonable control of Seller occurs after the Effective Date which is not otherwise a breach or default by Seller under the terms of this Agreement and such change of circumstances requires a representation and warranty made by the Seller to be modified in order for such representation and warranty to be accurate as of Closing, then the representation and warranty shall be deemed remade as so modified, and Seller shall not be in breach of or in default under this Agreement by virtue of such change in circumstances or modification.

7.2 Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by Seller, in Seller’s sole and absolute subjective discretion:

7.2.1 Covenants. Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.

7.2.2 Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date. Notwithstanding the foregoing, if a change in circumstances beyond the reasonable control of Purchaser occurs after the Effective Date that is not otherwise a breach or default by Purchaser under the terms of this Agreement and such change of circumstances requires a representation and warranty made by the Purchaser to be modified in order for such representation and warranty to be accurate as of Closing, then the representation and warranty shall be deemed remade as so modified, and Purchaser shall not be in breach of or in default under this Agreement by virtue of such change in circumstances or modification.

7.2.3 Delivery of Closing Documents and Payment of Purchase Price. Purchaser shall have delivered each of the Closing Documents required to be delivered under Section 8.3.1 of this Agreement and shall have paid into escrow the balance due of the Purchase Price.

7.3 Failure of a Condition.

7.3.1 General. If any condition precedent to Purchaser’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.1 of this Agreement, has not been satisfied on or before the Closing Date, then Purchaser shall give notice to Seller of the condition or conditions that Purchaser asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period),

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then Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser. Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 7.1 of this Agreement, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Seller shall have the right to extend such period from time to time in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days in the aggregate, by giving written notice thereof to the Purchaser and Escrow Agent within the initial ten (10) Business Day period referenced above or, for periods thereafter during such thirty (30) day period, by giving at least two (2) Business Days’ written notice thereof to the Purchaser and Escrow Agent from time to time (still subject to the thirty (30) day aggregate maximum described above), provided the first written extension notice was given during the initial ten (10) Business Day period referenced above. Purchaser shall have the right to waive the unsatisfied condition or conditions by written notice to Seller and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Seller’s receipt of Purchaser’s waiver notice. It is understood and agreed that the failure of any condition set forth in Section 7.1 hereof that is not reasonably susceptible of being cured within the time allotted shall not constitute a default, breach of a covenant, or other failure to perform by Seller hereunder unless such failed condition was caused by Seller’s willful and intentional actions in violation of its covenants, representations and warranties it has made in this Agreement.

If any condition precedent to Seller’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.2 of this Agreement, has not been satisfied on or before the Closing Date, then Seller shall give notice to Purchaser of the condition or conditions that Seller asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period), then Seller may terminate this Agreement by written notice to Purchaser and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser (unless the applicable conditions are not satisfied due to a default by Purchaser under this Agreement, in which case the Deposit shall be paid to Seller). Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Seller’s obligation to close, as set forth in Section 7.2 of this Agreement, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Purchaser shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days, by giving written notice thereof to the Seller and Escrow Agent within the initial ten (10) Business Day period referenced above. Seller shall have the right to waive the unsatisfied condition or conditions by written notice to Purchaser and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Purchaser’s receipt of Seller’s waiver notice. It is understood and agreed that the failure of any condition set forth in Section 7.2 hereof that is not reasonably susceptible

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of being cured within the time allotted shall not constitute a default, breach of a covenant, or other failure to perform by Purchaser hereunder unless such failed condition was caused by Purchaser’s willful and intentional actions in violation of its covenants, representations and warranties it has made in this Agreement. Notwithstanding the foregoing or anything set forth herein to the contrary, in no event shall the Closing Date be extended with respect to Purchaser’s failure to fund into escrow the balance of the Purchase Price due at Closing as required under this Agreement, unless expressly agreed by Seller in writing in Seller’s sole and absolute discretion.

7.3.2 Waiver. If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions subject to the provisions of Sections 5.4 and 10.2 hereof.

ARTICLE 8

CLOSING.

8.1 Closing Date. The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted by delivery of documents and funds in escrow to Escrow Agent on the date that is twenty (20) days after the Effective Date (the “Designated Closing Date, as such date may be extended in accordance with this Agreement, the “Closing Date”); TIME BEING STRICTLY OF THE ESSENCE. Purchaser and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including, but not limited to, the Settlement Statement (as defined in Section 8.2.1.7), and to deliver all such documents to the Escrow Agent in escrow not later than 5:00 p.m. (Pacific time) on the Business Day immediately preceding the Closing Date to ensure the orderly and timely close of escrow and disbursement of all funds necessary for Closing by not later than 11:00 a.m. (Pacific time) on the Closing Date.

8.2 Seller’s Obligations at the Closing. At the Closing, Seller will do, or cause to be done, the following:

8.2.1 Closing Documents. Seller shall execute, acknowledge (if necessary) and deliver originals of the following documents:

8.2.1.1 Special Warranty Deed substantially in the form of Exhibit D hereto (the “Deed”);

8.2.1.2 Bill of Sale, substantially in the form of Exhibit E hereto;

8.2.1.3 Assignment and Assumption Agreement with respect to the Leases and Licenses, substantially in the form of Exhibit F-1 hereto;

8.2.1.4 Assignment and Assumption Agreement with respect to the Contracts, Permits and Intangibles, substantially in the form of Exhibit F-2 hereto (the “Assignment and Assumption Agreement”);

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8.2.1.5 Certificate of Non-Foreign Status, substantially in the form of Exhibit G hereto;

8.2.1.6 Letters to each tenant under the Leases and each licensee under the Licenses, substantially in the form of Exhibit H hereto, notifying tenants and licensees of the conveyance of the Property to Purchaser and advising them that, following the Closing Date, all future payments of rent are to be made to Purchaser or at Purchaser’s direction;

8.2.1.7 Settlement statement prepared by Escrow Agent showing all of the payments, adjustments and prorations provided for in Section 8.5 of this Agreement or otherwise agreed upon by Seller and Purchaser (the “Settlement Statement”);

8.2.1.8 Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property, including without limitation a real estate tax affidavit;

8.2.1.9 Subject to Section 7.1.4 of this Agreement, a certificate signed by Seller stating that each of Seller’s representations and warranties contained in Section 5.1 of this Agreement is true and correct in all material respects, provided, however, that if any of the representations and warranties have changed since the Effective Date, then Seller shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate;

8.2.1.10 An Owner’s Affidavit substantially in the form of Exhibit I attached hereto (the “Owner’s Affidavit”). Seller shall also deliver to the Title Company and Purchaser such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the Deed and the other documents required to be executed by Seller on behalf of Seller;

8.2.1.11 Evidence of the termination of the Property Management Agreement and Exclusive Leasing Agreement effective as of the Closing Date and copies of notices of termination of such other Contracts as are to be terminated in accordance with Section 6.1.3; and

8.2.1.12 Such transfer documentation as may be necessary to transfer all tenant security deposits held by Seller under the Leases or Licenses in the form of a letter of credit (“Letters of Credit”) or any other non-cash form.

8.2.2 Original Property Information Documents. Seller will deliver to Purchaser, or make available to Purchaser at the Property, the following documents in Seller’s possession: (a) originals of all Leases, Licenses, Contracts and Permits, and all amendments thereto, (b) originals (or if originals are not available, copies) of all plans, specifications, warranties, guaranties, instructional manuals, and other materials relating to the Improvements, and (c) originals or legible copies of all invoices and documents relating to annual tenant reconciliation schedule for the calendar years 2009, 2010, and 2011, as well as year to date.

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8.2.3 Keys. Seller will deliver to Purchaser, or make available to Purchaser at the Property, all keys to the Improvements in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

8.2.4 Costs. Seller will pay all costs allocated to Seller pursuant to Section 8.5.1 of this Agreement.

8.3 Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

8.3.1 Closing Documents. Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

8.3.1.1 Bill of Sale in the form of Exhibit E hereto;

8.3.1.2 Assignment and Assumption Agreement with respect to the Leases and Licenses in the form of Exhibit F-1 hereto;

8.3.1.3 Assignment and Assumption Agreement;

8.3.1.4 Settlement Statement;

8.3.1.5 Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property, including without limitation a real estate tax affidavit;

8.3.1.6 Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser; and

8.3.1.7 A certificate signed by Purchaser stating that each of Purchaser’s representations and warranties contained in Section 5.2 of this Agreement is true and correct in all material respects, provided, however, that if any of the representations and warranties have changed since the Effective Date, then Purchaser shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate.

8.3.2 Payment of Consideration. Purchaser shall fund to Escrow Agent a sum equal to the remaining portion of the Purchase Price owed by Purchaser in accordance with Section 2.1.3 of this Agreement. As part of the Closing under this Agreement, in accordance with this Agreement and the Escrow Agreement, Escrow Agent shall disburse, via federal funds wire transfer of immediately available funds, to an account designated by Seller in a written notice to Escrow Agent delivered on or prior to the Closing Date, with such notice to contain all information necessary for Escrow Agent to effectuate such transfer, the amount due to Seller as shown on the Settlement Statement.

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8.3.3 Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 8.5.1 of this Agreement.

8.4 Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with Escrow Agent and in accordance with this Agreement and the Escrow Agreement.

8.5 Costs and Adjustments at Closing. Seller shall prepare and submit to Purchaser for Purchaser’s review, at least five (5) Business Days prior to the Closing Date, a draft proration statement setting forth the prorations and adjustments contemplated by this Agreement. Once Seller and Purchaser have agreed on such proration statement, and at least three (3) Business Days prior to the Closing Date, Seller and Purchaser shall submit the same to the Escrow Agent and the Escrow Agent shall prepare the Settlement Statement and submit the same to Seller and Purchaser for their approval at least two (2) Business Days prior to the Closing Date.

8.5.1 Transaction Expenses. Any closing or escrow fees of Escrow Agent shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Seller shall pay (i) all costs and fees for Seller’s representatives and consultants (except as set forth in this Section 8.5.1 below), (ii) all fees and costs associated with the recording of the Deed and the delivering title to the Property in the condition required by Article 3 of this Agreement; (iii) all transfer taxes associated with the transfer of the Property to Purchaser; and (iv) all costs and fees for title examination, title insurance and related title company charges associated with the issuance of the Commitment and the payment of the premium for the Owner’s Policy of Title Insurance (but solely with respect to the basic ALTA Owner’s Policy of Title Insurance without any endorsements or extended coverage). Purchaser shall pay (or reimburse Seller for) (i) all costs and fees for title examination, title insurance and related title company charges associated with any endorsements to the Owner’s Policy of Title Insurance or any extended coverage and the issuance of any mortgagee’s title insurance policy and any updates or endorsements thereto required by such mortgagee, (ii) all costs associated with the Survey or any updates thereto ordered by either Seller or Purchaser or required by Purchaser’s mortgagee (if any), (iii) all costs associated with Purchaser’s due diligence studies and investigations of the Property, (iv) all costs associated with Purchaser’s financing of its purchase of the Property, including, without limitation, all recording fees and taxes, (v) all costs associated with any state and local recordation tax, documentary and other taxes and stamps, and any recording fees or mortgage taxes associated with any mortgage or deed of trust related to Purchaser’s financing of its purchase of the Property, and (vi) all sales and use taxes associated with the transfer of the Personal Property to Purchaser. Seller and Purchaser shall each pay its respective attorneys’ fees.

8.5.2 Security Deposits. Seller shall pay to Purchaser, as a credit against the Purchase Price, the amount of any cash security deposits actually received by Seller pursuant to the Leases and Licenses and not yet refunded to tenants or licensees or applied pursuant to the Leases and Licenses. With respect to any security deposits that are held in the form of Letters of Credit or any form other than cash, Seller shall deliver to Purchaser at the Closing the original

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Letters of Credit or other applicable documents together with such original transfer and assignment documentation as may be necessary to effect the transfer of each Letter of Credit or other non-cash security deposit, provided any transfer fees shall be borne by the Seller.

8.5.3 Rents. All rents, percentage rents, common area charges, operating expenses, real estate taxes, parking charges and other costs or charges paid by tenants under the Leases and licensees under the Licenses (collectively, “Rents”) shall be prorated as of the Apportionment Time (as defined below), to the extent actually collected by Seller prior to the Closing Date. All Rents received from tenants or licensees after Closing by Seller or Purchaser will first be applied to such charges as are then due for the month in which Closing occurs and prorated appropriately between the parties based on the Apportionment Time, and then applied to any delinquencies in their reverse order of accrual until such delinquencies have been satisfied in full. For a period of nine (9) months after the Closing Date, Purchaser shall, at no out-of-pocket cost to it, cooperate with Seller’s efforts to collect from the tenants and licensees all Rents that are delinquent for the period prior to Closing. Purchaser shall remit to Seller any Rents received by Purchaser subsequent to Closing which are attributable to periods prior to Closing within ten (10) Business Days from Purchaser’s receipt of such Rents, less third party, out-of-pocket costs reasonably incurred by Purchaser in collecting such delinquent rent, together with appropriate supporting documentation. Seller shall remit to Purchaser any Rents received by Seller subsequent to Closing which are attributable to periods from and after Closing within ten (10) Business Days from Seller’s receipt of such Rents, together with appropriate supporting documentation. With respect to any Rents that are delinquent for the period prior to Closing, Seller shall have the right to pursue all rights and remedies against the applicable tenants or licensees to recover such delinquencies; provided, however, that Seller shall not be entitled to dispossess such tenants or licensees, disturb their possession of their leased premises, seek any involuntary bankruptcy of any tenant or licensee, or take any non-judicial action that is calculated to materially interfere with such tenants’ or licensee’s ability to operate their businesses and satisfy their obligations under their Leases or Licenses. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Pacific time on the date immediately prior to the Closing Date.

8.5.4 Real Estate and Personal Property Taxes. Subject to Section 6.6 above, real estate, personal property and ad valorem taxes for the year in which the Closing occurs, and any vault charges will be prorated between Seller and Purchaser as of the Apportionment Time on the basis of actual bills therefor, if available, with such proration to be based on the applicable tax year rather than on the calendar year. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the applicable period. Subject to Section 6.6 above, any and all rebates or reductions in taxes received subsequent to Closing for the tax year in which Closing occurs, net of costs of obtaining the same (including without limitation reasonable attorneys’ fees) and net of any amounts due to tenants, shall be prorated as of the Apportionment Time, when received. The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and which are being or may be paid in installments shall be prorated as of the Apportionment Time.

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8.5.5 Utilities. Water, sewer, electric, fuel (if any) and other utility charges, other than those for which tenants under Leases or licensees under Licenses are responsible directly to the provider, shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. Seller and Purchaser shall cooperate to cause the transfer of utility accounts from Seller to Purchaser. Seller shall be entitled to retain any utility security deposits to be refunded by the applicable providers. At Closing, Purchaser shall post substitute utility security deposits to replace those previously paid by Seller or, if the utility provider will not refund such deposits to Seller, Seller shall be reimbursed therefor by Purchaser at Closing.

8.5.6 Insurance Policies. Premiums on insurance policies will not be adjusted. As of the Closing Date, Seller will terminate its insurance coverage with respect to the Property and Purchaser will put in place its own insurance coverage.

8.5.7 Other Operating Income and Expenses. All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, maintenance, service charges, and license fees, will be prorated as of the Apportionment Time.

8.5.8 Tenant Improvement Allowances, Leasing Commissions, Free Rent, and LOI Credit. Purchaser shall receive credits against the Purchase Price at Closing equal to (i) the amount of outstanding tenant improvement allowances currently due and payable by Seller to tenants or licensees and shown as “Seller’s Obligation” on Schedule 5.1.7(v) attached hereto, as such Schedule may be updated by Seller at Closing in accordance with Section 8.2.1.9 of this Agreement (but Purchaser shall not receive a credit with respect to any items shown on such schedule as “Purchaser’s Obligation”); (ii) the amount of outstanding brokerage and leasing commissions currently due and payable by Seller to third parties and shown as “Seller’s Obligation” on Schedule 5.1.8 attached hereto, as such Schedule may be updated by Seller at Closing in accordance with Section 8.2.1.9 of this Agreement (but Purchaser shall not receive a credit with respect to any items shown on such schedule as “Purchaser’s Obligation”); (iii) a portion of the amount of “free rent” (whether characterized as “free,” “abated,” or words of similar import) available to tenants under Leases and licensees under Licenses and shown on Schedule 8.5.8 attached hereto which is attributable to the period from and after the Closing Date, (iv) a portion of the rent support provided to certain tenants under Leases and shown on Schedule 8.5.8 attached hereto that is attributable to the period from and after the Closing Date, and (v) the amount of Seller credits related to letters of intent and shown as “Seller’s Credit related to LOIs” on Schedule 8.5.8 attached hereto. If, prior to Closing, Seller pays any tenant improvement allowances or leasing commissions that are designated as “Purchaser’s Obligation” on either Schedule 5.1.7(v) or Schedule 5.1.8 referenced in clauses (i) and (ii) above, then Seller shall receive a credit at Closing equal to such amounts paid by Seller on Purchaser’s behalf. Notwithstanding anything set forth herein to the contrary, (A) the credit with respect to free rent referenced in clause (iii) above and the rent support referenced in clause (iv) above shall be

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subject to adjustment only based on Seller’s and Purchaser’s respective periods of ownership of the Property, and not with respect to amount or any other factor, and (B) the credit with respect to letters of intent referenced in clause (v) above shall not be subject to adjustment except that such credit shall be reduced if, between the Effective Date and the Closing Date, Seller pays any portion of the amounts identified on such Schedule, in which event such credit shall be reduced by the amount so paid by Seller. From and after Closing, Purchaser shall be solely responsible for all tenant improvement allowances, all leasing commissions, and all free rent associated with the Property, the Leases and/or the Licenses and all costs and expenses associated therewith.

8.5.9 True-Up of Operating Expenses and Taxes. On or before February 28, 2013, upon request by Purchaser, Seller shall provide to Purchaser its general ledger of operating expenses and real estate taxes for the Property for the period January 1, 2012 to the Closing Date. On or before March 31, 2013, upon request by Seller, Purchaser shall provide to Seller the annual tenant reconciliation schedule with respect to operating expenses and real estate taxes for the Property for calendar year 2012, together with appropriate supporting documentation and also with the proration of such amounts between Seller and Purchaser based on the prorated amounts of operating expenses and real estate taxes paid by Seller and Purchaser for the 2012 calendar year. Such schedule and supporting documentation shall be subject to Seller’s reasonable approval. Purchaser shall invoice the tenants under the Leases and the licensees under the Licenses for amounts owned in respect of such reconciliation promptly after Seller’s approval of such schedule, but not before then. Seller shall remit to Purchaser any amount owed by Seller on account of such reconciliation within ten (10) Business Days of Seller’s approval of such schedule. Purchaser shall use good faith and commercially reasonable efforts to collect from the tenants and licensees all amounts owed by such tenants and licensees on account of such reconciliation, and shall remit to Seller any such amounts received by Purchaser which are attributable to periods prior to Closing within ten (10) Business Days from Purchaser’s receipt thereof

8.5.10 Post-Closing Adjustment. Seller and Purchaser shall endeavor to complete all adjustments for items to be prorated pursuant to this Section 8.5 within one hundred twenty (120) days after the Closing Date, subject to Section 8.5.9.

8.5.11 Survival. The provisions of this Section 8.5 shall survive Closing for a period of one (1) year from the Closing Date; provided, however, that the provisions of Section 8.5.9 shall survive Closing for a period of eighteen (18) months from the Closing Date.

ARTICLE 9

DAMAGE AND CONDEMNATION

9.1 Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. Risk of loss for damage to all or any part of the Property by fire or other casualty from the Effective Date through the Closing Date will be on Seller.

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9.1.1 Minor Damage. If the cost for repairing such damage is equal to or less than Three Million Dollars ($3,000,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right at Closing to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property.

9.1.2 Major Damage. If the cost for repairing such damage is greater than Three Million Dollars ($3,000,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the option, exercisable by written notice delivered to Seller and Escrow Agent within five (5) Business Days after Seller’s notice of damage to Purchaser, either (i) to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (ii) to terminate this Agreement. If Purchaser elects to terminate this Agreement, the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s intention to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

9.1.3 Uninsured Loss. If there is an uninsured casualty affecting all or any portion of the Property (“Uninsured Loss”), Purchaser shall have the right, by written notice to Seller given within five (5) Business Days after Seller’s notice of the Uninsured Loss to Purchaser, to terminate this Agreement. If Purchaser elects to terminate this Agreement, the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination; provided, however, that Seller shall have right, in the exercise of its sole discretion and by giving written notice to Purchaser within five (5) Business Days after receipt of Purchaser’s termination notice, to elect to give Purchaser a credit against the Purchase Price at Closing in an amount equal to the reasonably estimated cost of repairing the damage caused by the Uninsured Loss, whereupon Purchaser’s termination of this Agreement shall be deemed null and void, this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property. If Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s election to terminate this Agreement, then Purchaser shall be deemed to have elected not to terminate this Agreement, and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

9.1.4 Underinsured Loss. If there is a casualty affecting all or any portion of the Property that results in a difference between the reasonably estimated cost of repairing such damage and the insurance proceeds received or payable in respect thereto (net of any applicable deductible) (such difference being referred to herein as an “Underinsured Loss”), Seller shall

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have the right, in the exercise of its sole discretion and by giving written notice to Purchaser within five (5) Business Days after the determination that an Underinsured Loss exists, to elect (a) to give Purchaser a credit against the Purchase Price at Closing in an amount equal to the Underinsured Loss, this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property, or (b) not to give such credit at Closing. If Seller elects not to give such credit at Closing, Purchaser shall have the right, by written notice to Seller given within five (5) Business Days after Purchaser’s receipt of Seller’s election, either (y) to terminate this Agreement, whereupon the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination, or (z) to proceed to Closing in accordance with the terms and conditions of this Agreement without any reduction in the Purchase Price. If Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s election to terminate this Agreement, then Purchaser shall be deemed to have elected not to terminate this Agreement, and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

9.2 Condemnation and Eminent Domain. If any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly upon obtaining knowledge thereof notify Purchaser thereof (“Taking Notice”). If the condemnation will not result in a material and adverse effect (as hereinafter defined) on the Property, the parties shall proceed to Closing without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid. In the event that such condemnation will result in a material and adverse effect on the Property, Purchaser shall have the option, which shall be exercised by written notice to Seller and Escrow Agent within five (5) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for any obligations that expressly survive termination), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid. For the purposes of this Section 9.2, “material and adverse effect” shall include, but not be limited to, any reduction in the amount of any of the rentable square footage of the Improvements, the reduction in the number of parking spaces at the Property, or the permanent, material disruption of access to the Property. Failure to give notice of Purchaser’s election within such five (5) Business Day period shall be deemed an election by Purchaser to proceed to Closing.

ARTICLE 10

REMEDIES AND ADDITIONAL COVENANT

10.1 Seller Default At or Before Closing. If Seller refuses or fails, in any material respect, to perform any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the Express Representations should be false in any

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material respect when made and Purchaser shall have actual knowledge thereof on or prior to the Closing Date and Purchaser shall not have waived its claims with regard to same pursuant to this Agreement, then Purchaser shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have five (5) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly. If Seller fails to cure such breach or default within such five (5) Business Day period, then Purchaser, as its sole and exclusive remedy, (i) may terminate this Agreement by notifying Seller and the Escrow Agent thereof and obtain the immediate return of the Deposit and to recover from Seller damages equal to all actual and verifiable out of pocket expenses incurred by Purchaser not to exceed an amount equal to One Hundred Thousand Dollars ($100,000) in the aggregate, (ii) may sue for specific performance of the obligations of Seller hereunder, or (iii) may waive the alleged default and proceed to Closing under this Agreement without adjustment of the Purchase Price. In no event shall Seller be liable for any consequential or punitive damages.

10.2 Seller Breach After Closing. If any of the Express Representations should be false in any material respect when made, or if Seller is in breach or default of any covenant under this Agreement or any document executed and delivered by Seller at Closing, and Purchaser shall first have actual knowledge of same after the Closing Date, and Purchaser shall not have waived its claims with regard to the same pursuant to this Agreement, then Purchaser shall give Seller written notice of such false Express Representation or such breach or default prior to the expiration of the Survival Period as set forth in Section 5.4 and Seller shall have fifteen (15) Business Days from the date of receipt of such notice to cure such breach or default. If Seller fails to cure such breach or default within such fifteen (15) Business Day period, and the actual losses or damages sustained as a result of Seller’s false Express Representations hereunder exceeds One Hundred Thousand Dollars ($100,000.00), then Purchaser shall have the right to bring an action against Seller for the actual damages suffered by Purchaser due to such false Express Representation, provided that, in no event shall Seller be liable to Purchaser for damages under this Section 10.2 in an aggregate amount in excess of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000). This Section 10.2 is subject to the limitations set forth in Section 5.4 hereof.

10.3 Purchaser Default. The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Purchaser fails to consummate the purchase of the Property if and when required to do so under the terms of this Agreement, but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such failure. Consequently, if Purchaser fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants hereunder in any material respect, or otherwise defaults in its obligations hereunder and such failure continues after Seller has provided Purchaser with two (2) Business Days written notice, then Seller shall be entitled, as its sole legal and equitable remedy, to terminate this Agreement by giving written notice thereof to Purchaser and Escrow Agent prior to or on the Closing Date, in which event the Deposit shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Seller, neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination. Notwithstanding the foregoing, the aforementioned liquidated damages shall not apply to the indemnity or confidentiality provisions attributable to Purchaser under this Agreement or with respect to the representations, warranties, covenants and/or obligations of Purchaser which expressly survive the termination of this Agreement or the Closing.

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10.4 Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Seller all Property Information provided to Purchaser by Seller, including, without limitation, copies thereof in any form whatsoever (including electronic form). The obligations of Purchaser under this Section 10.4 shall survive any termination of this Agreement.

ARTICLE 11

BROKERAGE COMMISSION.

11.1 Brokers. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction, except for Eastdil Secured (“Seller’s Broker”) and that Seller has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Seller’s Broker with respect to the transactions contemplated hereby. Seller will be solely responsible for the payment of Seller’s Broker’s commission in accordance with the provisions of a separate agreement between Seller and Seller’s Broker. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate brokerage or finder’s fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.

11.2 Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 11. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 12

NOTICES

12.1 Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.

12.2 Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar internationally recognized overnight courier service, or (iv) by facsimile or electronic mail with a confirmation copy delivered by another method set forth in this Section 12.2. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

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12.3 Addresses. The addresses for proper notice under this Agreement are as follows:

As to Seller:

City Center Bellevue Property LLC

c/o Beacon Capital Partners, LLC

11755 Wilshire Boulevard, Suite 1770

Los Angeles, CA 90025

Attention: Jeremy B. Fletcher and Michael Bruckner

Facsimile: (310) 914-5996

Fletcher Email: jfletcher@beaconcapital.com

Bruckner Email: mbruckner@beaconcapital.com

With a copy to:

City Center Bellevue Property LLC

c/o Beacon Capital Partners, LLC

200 State Street, 5th Floor

Boston, Massachusetts 02109

Attention: Matthew T. Golden, Esquire

Facsimile: (617) 457-0499

Email: mgolden@beaconcapital.com

With a copy to:	Venable LLP Suite 900 750 East Pratt Street Baltimore, Maryland 21202 Attention: Kevin L. Shepherd, Esquire Facsimile: (410) 244-7772 Email: klshepherd@venable.com

As to Purchaser:

AAT CC Bellevue, LLC

11455 El Camino Real

Suite 200

San Diego, CA 92130

Attention: Mr. John W. Chamberlain and Mr. Adam Wyll, Esq.

Facsimile: (858) 350-2620

Email: jchamberlain@americanassets.com

  awyll@americanassets.com

With a copy to:	msmith@smclawoffices.com gis@smclawoffices.com

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As to Escrow Agent:	Chicago Title Company Attn: Terri Gervasi Suite 3305 700 S. Flower Street Los Angeles, CA 90017 Facsimile: _(213) 612-4110 Email: terri.gervasi@ctt.com

Either party may from time to time by written notice to the other party designate a different address or addresses for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 12.3. Notices given on behalf of a party by its attorneys in the manner provided for in this Article 12 shall be considered validly given.

ARTICLE 13

ASSIGNMENT

13.1 Assignment. Except for an assignment by Purchaser as permitted pursuant to this Article, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute subjective discretion of the party whose consent has been requested; provided, however, that, Purchaser shall have the right, without Seller’s consent, to assign its interest in this Agreement and delegate its duties to an affiliate, so long as such affiliate controls, is controlled by, or is under common control with Purchaser, and provided that (a) such affiliate shall assume, in writing (by execution of an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller), all of Purchaser’s obligations under this Agreement and (b) Purchaser shall not be released of any obligations under this Agreement. If Purchaser so assigns this Agreement to an affiliate, Purchaser shall, at least five (5) Business Days prior to the Closing Date, give the Seller written notice of such assignment, together with a copy of the assignment and assumption agreement executed by Purchaser and the assignee. Purchaser shall also have the right, without Seller’s consent, to assign its interest in this Agreement to an exchange accommodator in accordance with Section 14.17 below.

ARTICLE 14

MISCELLANEOUS

14.1 Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings.

14.2 Modifications. This Agreement may not be modified except by the written agreement of the parties.

14.3 Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

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14.4 Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

14.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.6 Controlling Law; Submission to Jurisdiction. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Washington (without reference to conflicts of laws principles). Any claim, action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Washington, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit, or proceeding) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit, or proceeding in any such court or that any such claim, action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such claim, action, suit, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, and such service shall be made by personal service made on such party or by mail sent to such party at the address set forth in this Agreement. Personal service may be made on such party’s resident agent.

14.7 Exhibits. All exhibits, attachments, schedules annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

14.8 No Rule of Construction. Seller and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Seller and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.

14.9 Severability. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to Seller’s obligations to convey the Property and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision.

14.10 Time of Essence. Time is important to both Seller and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.

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14.11 Business Days. “Business Day” means any day on which business is generally transacted by banks in Bellevue, Washington and Boston, Massachusetts. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

14.12 No Memorandum. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

14.13 Attorneys’ Fees and Costs. In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and reasonable attorneys’ fees incurred in connection with such action.

14.14 Counterparts and Acceptance of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile or PDF) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party. Acceptance, for purposes hereof, shall mean that each party is in physical possession of a fully-signed counterpart copy or original of this Agreement.

14.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER, SELLER’S OR PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY.

14.16 Confidentiality; SEC Disclosure Requirements and Regulation 3-14 Cooperation.

14.16.1 Except as provided otherwise in this Section 14.16, prior to Closing, both Seller and Purchaser shall keep strictly confidential this Agreement, the transactions contemplated hereby, and the terms and conditions hereof, and all matters relating thereto, as well as all information relating to the other party. Further, prior to Closing, Purchaser shall keep strictly confidential all information (including the Property Information) relating in any way to the Property or any portion thereof. Notwithstanding anything to the contrary in this Section 14.16, Purchaser shall have the right to disclose, release, and/or publicly file the terms of this Agreement (including its exhibits/schedules), any of the Property Information (and the contents thereof), and the existence of this Agreement (i) as shall be required to comply with any order of any court or governmental entity, or (ii) to comply with any legal requirement applicable to Purchaser, including applicable securities laws and regulations, or (iii) as Purchaser elects to disclose to its investors, or (iv) as shall be necessary to Purchaser’s prosecution of its rights and remedies under this Agreement.

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14.16.2 It is understood and agreed that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, or preclude Purchaser from sharing information relating to the Property, on a confidential basis with such party’s attorneys, accountants, professional consultants, advisors, financial advisors, rating agencies, investors, or potential lenders (“Representatives”), as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements or enforcing the terms of this Agreement.

14.16.3 Purchaser shall indemnify and hold Seller and Seller’s affiliates, employees, officers and directors harmless, and Seller shall indemnify and hold Purchaser and Purchaser’s affiliates, employees, officers and directors harmless, from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Purchaser or Seller, as the case may be, or their respective Representatives, of the provisions of Section 14.16; but this Section 14.16.3 will not entitle either Purchaser or Seller or any other person or entity, to recover consequential or incidental damages.

14.16.4 In addition to any other remedies available to Seller and Purchaser, Seller and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its Representatives in order to enforce the provisions of Section 14.16.

14.16.5 For the period of time commencing on the Effective Date and continuing through the second (2nd) anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Purchaser, provide Purchaser and its representatives, agents and employees with access to review and copy, in Seller’s offices, all financial and other information in Seller’s possession relating to the Property pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the reasonable opinion of the outside, third party accountants of American Assets Trust, Inc. (“AATI”), to enable AATI and its accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to AATI; and (c) any other applicable requirements of any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, AATI. Seller acknowledges and agrees that Exhibit J sets forth a representative description of the information and documentation that AATI and the accountants may require in order to comply with (a), (b) and (c) above. The covenants and agreements set forth in this Section shall service the Closing for a period of two (2) years. Additionally, notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to, and intends to, file a complete copy of this Agreement with the Commission upon execution hereof, which will be available to the public, and additionally Purchaser shall be entitled to, and intends to, issue a press release upon execution of this Agreement and upon closing of this Agreement.

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14.16.6 Notwithstanding any other provision of this Agreement, the provisions of Section 14.16 shall survive the termination of this Agreement and the provisions of Section 14.16.1 regarding press releases or public disclosures shall survive Closing.

14.17 1031 Exchange. Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs whether incurred now or the future that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange. Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with § 1031 of the Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLER:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:	/s/ Jeffrey D. Brown
Name:	Jeffrey D. Brown
Title:	Managing Director

PURCHASER:

AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership

By:	American Assets Trust, Inc., Its General Partner

	By:	/s/ Ernest Rady
Ernest Rady, Executive Chairman

	By:	/s/ Robert F. Barton
Robert F. Barton, EVP & CFO

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SCHEDULES AND EXHIBITS

Schedules

Schedule 1.3	–	Personal Property
Schedule 1.4	–	Leases and Licenses
Schedule 1.5	–	Security Deposits
Schedule 1.6	–	Contracts
Schedule 4.2.5	_	Environmental Section of the Seller Disclosure Statement
Schedule 5.1.3	–	Litigation
Schedule 5.1.7(v)	–	Outstanding Tenant Improvements
Schedule 5.1.7(vii)	–	Notice of Material Default under Leases or Licenses
Schedule 5.1.8	–	Leasing Commissions
Schedule 5.1.9	–	Violations of Law
Schedule 8.5.8	–	Tenant Improvement Allowances, Leasing Commissions, Free Rent, and LOI Credit

Exhibits

Exhibit A	–	Legal Description
Exhibit B	–	Escrow Agreement
Exhibit C-1	–	Form of Tenant Estoppel
Exhibit C-2	–	Form of Seller Estoppel
Exhibit D	–	Form of Special Warranty Deed
Exhibit E	–	Form of Bill of Sale
Exhibit F-1	–	Form of Assignment and Assumption Agreement of Leases and Licenses
Exhibit F-2	–	Form of Assignment and Assumption Agreement of Contracts, Permits and Intangibles
Exhibit G	–	Form of Certificate of Non-Foreign Status
Exhibit H	–	Form of Tenant Notification Letter
Exhibit I	–	Form of Owner’s Affidavit
Exhibit J	–	SEC Requirements

SCHEDULE 1.3

PERSONAL PROPERTY

MANAGEMENT OFFICE & FIRST FLOOR LOBBIES

ITEM	MFR	MODEL
Desktop Computer		Dell Optiplex GX620
Desktop Computer		Dell Optiplex GX620
Desktop Computer		Dell Optiplex GX270
Desktop Computer		Dell Optiplex GX280
Desktop Computer		Dell Optiplex GX270
Desktop Computer		Dell Optiplex GX620
Desktop Computer		Dell Optiplex GX280
Desktop Computer		Dell Optiplex GX620
Desktop Computer		Dell Optiplex GX620
Server		Dell PowerEdge T100

Network Switch		Cisco Catalyst 2960
Network Switch		Cisco Catalyst 500
FireWall		Watchguard XTM22

All furniture currently in the building management office

All furniture currently in the first floor lobbies

All art work currently in the first floor lobbies

SCHEDULE 1.4

LEASES AND LICENSES

1.	ABSOLUTE MORTGAGE CORPORATION.

(a)	Office Lease Agreement dated April 5, 2012

(b)	Commencement Date Letter dated July 12, 2012

2.	APPROPRIATE BALANCE FINANCIAL SERVICES

(a)	Office Lease Agreement dated June 30, 2003

(b)	Commencement Date Letter dated July 15, 2004

(c)	Letter Agreement dated July 06, 2009

3.	AUTOMOTIVE RENTALS, INC.

(a)	Office Lease Agreement dated November 12, 2008

4.	CARADIGM USA, LLC

(a)	Office Lease Agreement dated May 25, 2012

(b)	Guaranty of Lease dated May 25, 2012

5.	CISCO SYSTEMS, INC.

(a)	Office Lease Agreement dated October 26, 2000

(b)	Commencement Date Letter dated November 27, 2000

(c)	Commencement Date Letter dated July 26, 2001

(d)	Termination Letter dated August 22, 2001

(e)	First Amendment to Office Lease dated November 16, 2005

(f)	Letter Agreement dated May 23, 2006

(g)	Letter Agreement dated July 06, 2009

6.	COLASKA, INC.

(a)	Office Lease Agreement dated August 1, 2006

(b)	Letter Agreement dated October 04, 2006

(c)	First Amendment to Office Lease dated September 30, 2011

(d)	Commencement Date Letter dated January 03, 2012

7.	CVPARTNERS

(a)	Office Lease Agreement dated May 20, 2004

(b)	Letter Agreement dated July 12, 2004

(c)	First Amendment to Office Lease dated June 06, 2007

(d)	Second Amendment to Office Lease dated May 10, 2010

8.	CYCLO CORP.

(a)	Retail Lease Agreement dated January 10, 2012

(b)	Guaranty of Lease notarized January 3, 2012

(c)	Commencement Date Letter dated March 01, 2012

9.	ESTERLINE TECHNOLOGIES CORP.

(a)	Antenna Site License dated December 01, 1996

(b)	Office Lease Agreement dated July 01, 2003

(c)	Commencement Date Letter dated September 30, 2003

(d)	First Amendment to Office Lease dated April 14, 2011

(e)	Second Amendment to Office Lease dated May 04, 2011

(f)	Commencement Date Letter dated January 09, 2012

10.	EXPEDIA, INC.

(a)	Parking License Agreement dated May 26, 2011

(b)	Termination Letter dated July 24, 2012

11.	GARLAND CAPITAL MANAGEMENT, INC.

(a)	Office Lease Agreement dated September 08, 2011

(b)	Commencement Date Letter dated December 28, 2011

12.	GLOBAL SCHOLAR, INC.

(a)	Office Lease Agreement dated March 09, 2012

(b)	Guaranty of Lease dated March 9, 2012

13.	HANMI BANK

(a)	Office Lease Agreement dated May 09, 2006

(b)	Commencement Letter dated August 16, 2006

(c)	First Amendment to Office Lease dated August 11, 2010

(d)	Second Amendment to Office Lease dated July 31, 2011

14.	HDR ENGINEERING, INC.

(a)	Office Lease Agreement dated May 23, 2002

(b)	First Amendment to Office Lease dated January 29, 2004

(c)	Second Amendment to Office Lease dated April 07, 2004

(d)	Commencement Date Letter dated December 08, 2004

(e)	Termination Letter dated September 27, 2004

(f)	Third Amendment to Office Lease dated August 03, 2005

(g)	Commencement Date Letter dated May 22, 2006

(h)	Fourth Amendment to Office Lease dated May 30, 2007

(i)	Storage Agreement dated July 17, 2007

(j)	Letter Agreement dated July 06, 2009

(k)	Fifth Amendment to Office Lease dated July 1, 2010

15.	HOMESTREET BANK

(a)	Office Lease Agreement dated February 17, 2011

(b)	First Amendment to Office Lease dated May 31, 2011

16.	HOMESTREET BANK

(a)	Office Lease Agreement dated March 23, 2012

(b)	Commencement Date Letter dated July 11, 2012

17.	INTEGRA TELECOM HOLDINGS, INC.

(a)	Building Access Telecommunication Agreement dated January 31, 2010

18.	INTELIUS, INC.

(a)	Office Lease Agreement dated February 24, 2006

(b)	First Amendment to Office Lease dated December 29, 2006

(c)	Second Amendment to Office Lease dated February 22, 2008

(d)	Commencement Date Letter dated April 15, 2008

(e)	Third Amendment to Office Lease dated April 23, 2008

(f)	Fourth Amendment to Office Lease dated March 18, 2009

(g)	Fifth Amendment to Office Lease dated December 08, 2009

(h)	Storage Agreement dated November 22, 2010

(i)	Waiver Agreement dated June 23, 2011

19.	INTERNETWORK EXPERT, INC.

(a)	Office Lease Agreement dated October 08, 2011

(b)	Commencement Date Letter dated February 06, 2012

20.	JOHN & MARY MARTELLO

(a)	Retail Lease Agreement dated February 22, 1999

(b)	Commencement Date Letter dated March 08, 1999

(c)	Agreement Regarding Lender’s Security Interest in Tenant’s Personal Property dated March 22, 1999

(d)	First Amendment dated April 09, 2004

(e)	Second Amendment to Lease dated April 06, 2009

21.	JORDAN BARBERSHOP, LLC

(a)	Office Lease Agreement dated April 01, 2002

(b)	First Amendment dated August 15, 2006

(c)	Letter Agreement dated July 06, 2009

(d)	Second Amendment to Lease dated November 11, 2011

22.	KASPERSKY LAB, INC.

(a)	Office Lease Agreement dated June 18, 2010

(b)	Commencement Date Letter dated August 25, 2010

23.	KIDDER MATHEWS & SEGNER, INC.

(a)	Office Lease Agreement dated August 06, 2002

(b)	First Amendment to Office Lease dated March 14, 2003

(c)	Letter Agreement dated July 06, 2009

(d)	Second Amendment to Office Lease dated March 15, 2012

24.	KLEVENS CAPITAL MANAGEMENT, INC.

(a)	Office Lease Agreement dated August 11, 2006

(b)	Letter Agreement dated July 06, 2009

(c)	First Amendment to Office Lease dated August 10, 2010

(d)	Second Amendment to Office Lease dated October 28, 2011

25.	LAKHA INVESTMENTS

(a)	Office Lease Agreement dated February 10, 2004

(b)	Commencement Date Letter dated April 12, 2004

(c)	First Amendment to Office Lease dated May 03, 2005

(d)	Commencement Date Letter dated July 8, 2005

(e)	Second Amendment to Office Lease dated September 01, 2005

(f)	Third Amendment to Office Lease dated July 31, 2010

(g)	Guaranty of Lease dated July 31, 2010

(h)	Termination Letter dated July 12, 2011

26.	MORGAN STANLEY SMITH BARNEY FINANCING

(a)	Antenna Site Lease Agreement dated May 28, 1997

(b)	Office Lease Agreement dated May 28, 1997

(c)	First Amendment to Office Lease dated February 28, 2001

(d)	Commencement Date Letter dated June 28, 2001

(e)	Second Amendment to Office Lease dated December 14, 2004

(f)	Third Amendment to Office Lease dated April 06, 2007

(g)	Fourth Amendment to Office Lease dated May 25, 2007

(h)	Fifth Amendment to Office Lease dated March 30, 2010

(i)	Sixth Amendment to Office Lease dated January 18, 2011

(j)	Commencement Date Letter dated October 6, 2011

(k)	Letter Agreement dated October 28, 2011

27.	NORTHMARQ CAPITAL, LLC

(a)	Office Lease Agreement dated May 13, 2009

28.	OPPENHEIMER & CO.

(a)	Office Lease Agreement dated June 12, 2003

(b)	Commencement Date Letter dated April 21, 2004

(c)	First Amendment dated November 08, 2004

29.	PAH INVESTMENTS LLC

(a)	Office Lease Agreement dated December 01, 2006

(b)	First Amendment to Office Lease dated April 11, 2009

(c)	Second Amendment to Office Lease dated February 23, 2012

30.	PARAGON DECISION TECHNOLOGY INC.

(a)	Office Lease Agreement dated September 8, 2010

(b)	Relocation Letter dated May 25, 2012

(c)	First Amendment to Office Lease dated June 12, 2012

31.	RAINIER GROUP, INC.

(a)	Office Lease Agreement dated December 20, 2002

(b)	First Amendment to Office Lease dated January 23, 2003

(c)	Commencement Date Letter dated April 24, 2003

(d)	Second Amendment to Office Lease dated May 20, 2010

(e)	Third Amendment to Office Lease dated August 11, 2011

(f)	Commencement Date Letter dated October 19, 2011

32.	SAM METALWALA & SULTANA METALWALA

(a)	Office Lease Agreement dated March 21, 2002

(b)	First Amendment dated November 09, 2004

(c)	Second Amendment dated July 13, 2006

(d)	Letter Agreement dated September 15, 2011

33.	SPECIALTY’S CAFÉ & BAKERY, INC.

(a)	Retail Lease Agreement dated October 19, 2006

34.	STARBUCKS CORP

(a)	Retail Lease dated December 01, 1995

(b)	Commencement Date Agreement dated March 11, 1996

(c)	First Amendment dated March 28, 2006

(d)	Second Amendment to Lease dated August 25, 2010

35.	STERLING SAVINGS BANK

(a)	Retail Lease dated October 03, 1997

(b)	First Amendment dated December 15, 1999

(c)	Second Amendment dated December 08, 2004

(d)	Letter Agreement dated July 06, 2009

(e)	Third Amendment to Retail Lease dated October 15, 2009

36.	SUCKER PUNCH PRODUCTIONS, LLC

(a)	Office Lease Agreement dated March 28, 2002

(b)	First Amendment to Office Lease dated April 06, 2004

(c)	Commencement Date Letter dated August 23, 2004

(d)	Second Amendment to Office Lease dated December 19, 2007

(e)	Storage Agreement dated December 31, 2009

(f)	Third Amendment to Office Lease dated August 06, 2010

(g)	Consent to Assignment Agreement dated July 26, 2011

(h)	Assignment and Assumption of Lease Agreement dated August 01, 2011

(i)	Guaranty of Lease dated August 01, 2011

37.	TAILORED MAIL

(a)	Office Lease Agreement dated July 16, 2009

38.	TEKDIGITAL LLC

(a)	Office Lease Agreement dated October 04, 2010

39.	THE NORTHWEST MUTUAL LIFE INSURANCE COMPANY

(a)	Office Lease Agreement dated April 01, 1998

(b)	Commencement Date Letter dated October 26, 1998

(c)	First Amendment to Office Lease dated November 08, 2002

(d)	Second Amendment to Office Lease dated July 13, 2007

40.	TRACY IRVING, KELLY IRVING, AND ERIN WRIGHT

(a)	Office Lease Agreement dated June 02, 2002

(b)	First Amendment to Office Lease Agreement dated July 01, 2007

(c)	Second Amendment to Lease dated December 31, 2007

(d)	Letter Agreement dated July 06, 2009

41.	TURNER CONSTRUCTION COMPANY

(a)	Office Lease Agreement dated May 04, 2012

42.	TW TELECOM OF WASHINGTON, LLC

(a)	Building Access Telecommunication Agreement dated April 02, 2009

43.	VREELAND LAW

(a)	Office Lease Agreement dated August 10, 2011

(b)	Commencement Date Letter dated October 12, 2011

(c)	Guaranty of Lease dated August 10, 2011

44.	WAKLEY AND ROBERTSON, INC.

(a)	Office Lease Agreement dated April 04, 1988

(b)	Commencement Date Letter dated May 20, 1988

(c)	First Amendment to Office Lease dated May 25, 1988

(d)	Second Amendment to Office Lease dated March 16, 1993

(e)	Third Amendment to Office Lease dated January 21, 1998

(f)	Amended Notice dated January 21, 1998

(g)	Fourth Amendment to Office Lease dated April 22, 2003

(h)	Fifth Amendment to Office Lease dated June 30, 2008

(i)	Commencement Date Letter dated December 12, 2008

45.	WELLS FARGO BANK, N.A.

(a)	Office Lease Agreement dated June 11, 2009

(b)	First Amendment to Office Lease dated August 06, 2010

46.	WESTERN PACIFIC TIMBER, LLC

(a)	Office Lease Agreement dated October 18, 2011

(b)	Commencement Date Letter dated January 03, 2012

(c)	Consent to Sublease Agreement dated July 16, 2012

47.	WORLD WIDE TECHNOLOGY HOLDING CO., INC.

(a)	Office Lease Agreement dated October 10, 2008

(b)	Commencement Date Letter dated February 12, 2009

(c)	Letter Agreement dated July 06, 2009

SCHEDULE 1.5

SECURITY DEPOSITS

Tenant Name	Amount
Absolute Mortgage Corporation	26,334.00
Appropriate Balance Financial Services, Inc.	10,750.00
Automotive Rentals, Inc.	6,125.45
Colaska Inc.	7,280.17
CVPartners, Inc.	4,665.00
Cyclo Corporation	7,738.46
Garland Capital Management, Inc	5,610.95
Hanmi Bank	4,590.30
HomeStreet Bank - Suite 001H3	56,937.48
HomeStreet Bank - Suite 02500	52,125.00
Intelius, Inc.	319,131.00
Internetwork Expert, Inc	26,028.44
John & Mary Martello (dba Quizno’s)	7,500.00
Jordan Barber Shop, LLC	1,324.60
Kapersky Lab, Inc.	52,700.00
Klevens Capital Management, Inc.	1,440.00
Lakha Investments	8,702.61
Northmarq Capital, LLC	20,000.00
PAH Investments, LLC	6,869.05
Paragon Decision Technology Inc.	13,352.50
Ranier Group, Inc.	31,046.25
Sam and Sulta Metawala (Starzz)	1,549.00
Specialty’s Café & Bakery	7,121.33
Tailored Mail	13,526.34
Tekdigital LLC	6,072.00
Tracy Irving, Kevin Irving, and Erin Wright (dba Salon Bella)	3,055.00
Turner Construction	11,441.17
Vreeland Law	10,000.00
Wakley & Robertson, Inc.	3,248.45
Western Pacific Timber, LLC	4,974.83

SCHEDULE 1.6

CONTRACTS

1.	ABM JANITORIAL-NORTHWEST

(a)	Window Washing Services Agreement dated December 31, 2007

2.	ADVANCED FIRE & SAFETY, INC.

(a)	Fire Suppression and Extinguisher Testing Service Agreement dated March 02, 2012

3.	ALMET METAL, LLC

(a)	Almet Metal Refinishing Services Agreement dated February 21, 2012

4.	BOTANICAL DESIGNS INC.

(a)	Landscaping Services Agreement dated November 05, 2010

5.	C&P PAINT L.L.C

(a)	Painting Services Agreement dated March 15, 2012

6.	CASCADE RISER MANAGEMENT

(a)	Riser Management Services Agreement dated February 21, 2012

7.	C.G. MALMGREN CONSULTANTS

(a)	Cardkey and Security Services Agreement dated March 06, 2012

8.	CHEM AQUA, INC

(a)	Water Quality Assurance Program Agreement dated December 27, 2007

9.	COLUMBIA FIRE INC.

(a)	Sprinkler Testing and Repair Services Agreement dated February 24, 2012

10.	CONVERGINT TECHNOLOGIES, LLC

(a)	Fire Life/Safety Services Agreement dated December 27, 2007

11.	CROWN BUILDING MAINTENANCE COMPANY

(a)	Janitorial Services Agreement dated February 1, 2012

NOTE: Purchaser has notified Seller in writing that Purchaser elects to have the contract with Crown Building Maintenance Company terminated at or prior to Closing. Seller shall terminate such contract at or prior to Closing.

12.	CUMMINS NORTHWEST LLC

(a)	Emergency Generator Services Agreement dated March 06, 2012

13.	DAVIS DOOR INC.

(a)	Door Repair & Replacement Service Agreement dated March 06, 2012

14.	EMERALD AIRE INC

(a)	Metaysys System Services Contract dated December 27, 2007

15.	EVERGREEN POWER SYSTEMS, INC.

(a)	Evergreen Power Systems Services Agreement dated February 24, 2012

16.	EVERGREEN SANITATION, INC.

(a)	Annual Cleaning of D Level Lift Station Project Agreement dated February 16, 2012

17.	FOCUS POINT PARKING

(a)	Parking Services Agreement dated October 15, 2008

18.	HAUGE & HASSAIN INC.

(a)	Painting Services Agreement dated March 15, 2012

19.	JG COMMERCIAL, LLC

(a)	Carpet Cleaning Service Agreement dated March 02, 2012

20.	JOHNSON CONTROLS, INC

(a)	Johnson Controls Services Agreement dated July 01, 2008

21.	JOINT ENIVRONMENTAL MECHANICAL INC.

(a)	HVAC/Plumbing Services Agreement dated March 06, 2012

22.	MACDONALD-MILLER FACILITY SOLUTIONS, INC.

(a)	Mechanical Services Agreement dated March 06, 2012

23.	PACIFIC OFFICE AUTOMATION

(a)	Fax/Copier Services Agreement dated March 16, 2009

24.	PACIFIC RIM ENVIRONMENTAL, INC.

(a)	Environmental Consulting Services Agreement dated March 22, 2012

25.	ROGER MACHINERY COMPANY, INC.

(a)	Air Compressor/HVAC Services Agreement dated March 06, 2012

26.	SECURITAS SECURITY SERVICES USA, INC.

(a)	Security Services Agreement dated November 26, 2007

27.	SYSTEMS BY STORM, INC.

(a)	Trash Compactor Project Agreement dated November 2007

28.	THYSSENKRUPP ELEVATOR CORPORATION

(a)	Elevator Maintenance Service Agreement dated December 1, 2007

29.	UNIQUE TOUCHUP & FINISHES, INC.

(a)	Holowchuk Wood Services Agreement dated February 21, 2012

30.	VORTEX INDUSTRIES, INC.

(a)	Door Repair & Replacement Service Agreement dated March 14, 2012

SCHEDULE 4.2.5

ENVIRONMENTAL SECTION OF THE SELLER DISCLOSURE STATEMENT

7. ENVIRONMENTAL

☐ YES	☐ NO	☒ DON’T KNOW	A. Have there been any drainage problems on the property?

☐ YES	☐ NO	☒ DON’T KNOW	B. Does the property contain fill material?

☐ YES	☐ NO	☒ DON’T KNOW	C. Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides?

☐ YES	☐ NO	☒ DON’T KNOW	D. Are there any shorelines, wetlands, floodplains, or critical areas on the property?

☐ YES	☐ NO	☒ DON’T KNOW	E. Are there any substances, materials, or products on the property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead based paint, fuel or chemical storage tanks, or contaminated soil or water?

☒ YES	☐ NO	☐ DON’T KNOW	F. Has the property been used for commercial or industrial purposes?

☐ YES	☐ NO	☒ DON’T KNOW	G. Is there any soil or groundwater contamination?

☒ YES	☐ NO	☐ DON’T KNOW	H. Are there transmission poles, transformers, or other utility equipment installed, maintained, or buried on the property?

☐ YES	☐ NO	☒ DON’T KNOW	I. Has the property been used as a legal or illegal dumping site?

☐ YES	☐ NO	☒ DON’T KNOW	J. Has the property been used as an illegal drug manufacturing site?

☐ YES	☐ NO	☒ DON’T KNOW	K. Are there any radio towers in the area that may cause interference with telephone reception?

SCHEDULE 5.1.3

LITIGATION

NONE

SCHEDULE 5.1.7(v)

OUTSTANDING TENANT IMPROVEMENTS

Tenant Name	Suite	Amount
Seller Obligation
Absolute Mortgage	01700	11,474.18
Caradigm	300/700/800/1000	2,768,583.40
Global Scholar	01300 & 01400	1,243,464.50
Home Street Bank	02500	319,225.00
Internetwork Expert	00510	3,986.92
Jordan Barber Shop	001C1	5,040.00
Kidder Matthews	02400 & 02450	647,200.00
Turner Construction Company	1740	105,860.90

SCHEDULE 5.1.7(vii)

NOTICE OF MATERIAL DEFAULT UNDER LEASES OR LICENSES

1.	Quizno’s

SCHEDULE 5.1.8

LEASING COMMISSIONS

Tenant Name	Suite	Amount
Seller Obligation
Absolute Mortgage	01700	32,319.00
Global Scholar	01300 & 01400	135,085.25
Caradigm	300/700/800/1000	257,425.71
Turner Construction	1740	14,678.18

SCHEDULE 5.1.9

VIOLATIONS OF LAW

NONE

SCHEDULE 8.5.8

TENANT IMPROVEMENT ALLOWANCES, LEASING COMMISSIONS, FREE RENT,

AND LOI CREDIT

FREE RENT,

Free Rent

Tenant Name	Suite	Amount as of 7/31/2012
Absolute Mortgage Corp.	1700	38,190.00
Caradigm	300	200,252.84
Caradigm	700	126,961.32
Caradigm	800	185,196.00
Caradigm	1000	187,932.58
Global Scholar	1300	243,495.00
Global Scholar	1300	150,735.00
Global Scholar	1440	167,632.50
Global Scholar	1440	103,772.49
HomeStreet Bank	2500	104,250.00
HomeStreet Bank (Space Pocket)	2500	120,058.35
HomeStreet Bank (Space Pocket)	2500	22,456.96
Kidder Matthews & Segner	2400	393,663.30
Kidder Matthews 4 Segner	2450	64,770.00
Northwest Media	1750	6,527.50
Sucker Punch Productions	210	47,143.26
Sucker Punch Productions	210	48,663.99
Turner Construction Company	1740	44.230.11

Rent Support

Tenant Name	Suite	Amount as of 7/31/12
Esterline	1500	188,099.38
HDR Engineering	400	50,070.30
HDR Engineering	1100	10,167.05
HDR Engineering	1150	47,363.70
HDR Engineering	1200	57,763.30
Kidder Matthews	2400	13,536.00
Kidder Matthews	2450	1,699.08

Seller Credits Related to LOIs

Tenant Name	Suite	Tenant Improvement Allowance Credit	Free Rent Credit as of 7/31/2012	Leasing Commission Credit
Home Street Bank (LOI)	2340	131,350.00	47,286.00	40,718.50
Wells Fargo (LOI)	2060	64,756.50	48,802.00	18,300.75

NOTE: In connection with Section 8.5.8 of the Agreement, if any of the Leases incident to such letters of intent commences before Closing, the credit for free rent shall be adjusted to be reduced by the amount of free rent incurred by Seller before Closing.

EXHIBIT A

LEGAL DESCRIPTION

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

EXHIBIT B

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), made and entered into this      day of July, 2012, by and among AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (“Purchaser”), CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Seller”), and CHICAGO TITLE COMPANY (“Escrow Agent”).

WITNESSETH:

WHEREAS, Purchaser and Seller have entered into a certain Purchase and Sale Agreement dated as of July     , 2012 (as may be amended, hereinafter referred to as the “Contract”), which provides that one or more deposits will be delivered to Escrow Agent to be held and applied by said Escrow Agent in accordance with this Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned in the Contract.

NOW, THEREFORE, in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Within one (1) Business Day after the Effective Date, Purchaser shall deliver to Escrow Agent, by federal wire transfer, funds in the amount of Twenty Million and No/100 Dollars ($20,000,000) (the “Deposit”). Escrow Agent hereby agrees to hold, administer, and disburse the Deposit pursuant to this Agreement and the Contract. Escrow Agent shall invest such Deposit in one or more segregated, interest-bearing money market accounts mutually acceptable to Seller and Purchaser in accordance with instructions provided by Purchaser. In the event any interest or other income shall be earned on such Deposit, such interest or other income become a part of the Deposit and will be the property of the party entitled to the Deposit pursuant to the Contract. Purchaser’s and Seller’s Federal Identification Numbers are set forth below. Escrow Agent shall hold and disburse the Deposit, and shall conduct the Closing, and carry out the duties of Escrow Agent, in accordance with this Agreement and as provided in the Contract.

2. At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom the Deposit (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of such Contract pursuant to which the disbursement of the Deposit (or portions thereof) is being requested, Escrow Agent shall disburse the Deposit pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of the Deposit for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of the Deposit. Purchaser and Seller each hereby agree to send to the other, pursuant to Paragraph 5 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4. Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Deposit on or before ten (10) days after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Deposit, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in a federal or district court in the State of Washington or, if such courts do not have jurisdiction as to the parties or matters involved then such court as Escrow Agent shall determine to have jurisdiction thereof.

5. All notices, demands, requests or other communications required or permitted to be given hereunder must be in writing and must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar internationally recognized overnight courier service, or (iv) by facsimile or electronic mail with a confirmation copy delivered by another method set forth in this Section 5. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day. The addresses for proper notice under this Agreement are as follows:

ESCROW AGENT:	Chicago Title Company
Attn: Terri Gervasi
Suite 3305
700 S. Flower Street
Los Angeles, CA 90017
Facsimile: _(213) 612-4110
Email: terri.gervasi@ctt.com

SELLER:	City Center Bellevue Property LLC
c/o Beacon Capital Partners, LLC
11755 Wilshire Boulevard, Suite 1770
Los Angeles, California 90025
Attention: Jeremy B. Fletcher and Michael A. Bruckner
Facsimile: (310) 914-5996
Fletcher Email: jfletcher@beaconcapital.com
Bruckner Email: mbruckner@beaconcapital.com

Fed Ident. No. _____________

with a copy to:	City Center Bellevue Property LLC
c/o Beacon Capital Partners, LLC
200 State Street, 5th Floor
Boston, Massachusetts 02109
Attention: Matthew T. Golden, Esquire
Facsimile: (617) 457-0499
Email: mgolden@beaconcapital.com

with a copy to:	Venable LLP
Suite 900
750 East Pratt Street
Baltimore, Maryland 21202
Attention: Kevin L. Shepherd, Esquire
Facsimile: (410) 244-7772
Email: klshepherd@venable.com

PURCHASER:	American Assets Trust, L.P.
11455 El Camino Real
Suite 200
San Diego, CA 92130
Attention: Mr. John W. Chamberlain and Mr. Adam Wyll, Esq.
Facsimile: (858) 350-2620
Email: jchamberlain@americanassets.com
awyll@americanassets.com

Fed Ident. No. 27-3338894

with a copy to:	msmith@smclawoffices.com
gis@smclawoffices.com

Either party may from time to time by written notice to the other party designate a different address or addresses for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 5. Notices given on behalf of a party by its attorneys in the manner provided for in this Section 5 shall be considered validly given.

6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

7. Time is of the essence of this Agreement.

8. This Agreement is governed by and is to be construed under the laws of the State of Washington and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

SELLER:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership

By:	American Assets Trust, Inc., a Maryland corporation, its General Partner

By:
Ernest Rady
Executive Chairman

By:
Robert F. Barton
Executive Vice President/Chief Financial Officer

ESCROW AGENT:

CHICAGO TITLE COMPANY

By:
Name:
Title:

[Signature Page—Escrow Agreement]

EXHIBIT C-1

FORM OF TENANT ESTOPPEL

City Center Bellevue Property LLC (“Seller” or “Landlord”)

c/o Beacon Capital Partners, LLC

200 State Street, 5th Floor

Boston, MA 02109

American Assets Trust, L.P., or its assigns (“Purchaser”)

11455 El Camino Real Suite 200

San Diego, CA 92130

Attention: Mr. John W. Chamberlain and Mr. Adam Wyll, Esq.

Re:

Lease dated              (as amended by the documents, if any, indicated in Item 2 on Schedule A, the “Lease”), by and between Landlord and              (“Tenant”) for premises commonly known as Suite[s]              (the “Premises”) located at 500 108th Avenue, Bellevue, Washington 98004 (the “Property”)

Ladies and Gentlemen:

The undersigned Tenant understands that Purchaser or its assigns intend(s) to acquire the Property from Seller. The undersigned Tenant does hereby certify to Seller, Purchaser and any lender now or hereafter holding a mortgage or deed of trust on the Property or a pledge of the direct and/or indirect interests in the owner of the Property (collectively, the “Lenders”) as follows:

A.	The Lease consists only of the documents identified in Items 1 and 2 on Schedule A attached hereto (“Schedule A”) and constitutes the entire agreement and only lease between Landlord and Tenant relating to the Premises.

B.	The Lease is in full force and effect and has not been modified, supplemented, or amended, except as indicated in Item 2 on Schedule A. Tenant is not in default of any of its obligations under the Lease.

C.	To Tenant’s current actual knowledge, there is no breach or default by Landlord under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

D.	Tenant has no defense, claim or demand against the Landlord, under the Lease or otherwise, which can be offset against rents or other charges due or to become due under the Lease.

E.	Tenant has not paid a security or other deposit (including letter of credit) with respect to the Lease, except as shown in Item 3 on Schedule A.

F.	Tenant has fully paid rent on account of the month of , 2012; the current base rent (and, if applicable, percentage rent) under the Lease is as shown in Item 4 on Schedule A.

G.	Tenant has not paid any rent more than one (1) month in advance of its due date.

H.	The term of the lease will terminate on the date indicated in Item 5 on Schedule A. Tenant has no options to renew or extend the term of the Lease, except as set forth in the Lease.

I.	Except as indicated in Item 6 on Schedule A, Tenant has no right of first refusal or option to lease space in addition to the Premises.

J.	Except as indicated in Item 7 on Schedule A, Tenant has no option to terminate the Lease.

K.	Except as indicated in Item 8 on Schedule A, Tenant has not assigned the Lease or subleased any portion of the Premises.

L.	Tenant has no right of first refusal or option to purchase the Property or any part thereof.

M.	Tenant is not a debtor in any bankruptcy case or other insolvency proceeding relating to Tenant. To Tenant’s current actual knowledge, any guarantor of the Lease (“Guarantor”) is not a debtor in any bankruptcy case or other insolvency proceeding relating to Guarantor.

N.	All improvements required to be completed by Landlord under the Lease have been completed. All reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full except as indicated in Item 9 on Schedule A. There are no free rent periods or rental concessions that have been granted to Tenant, except as indicated in Item 9 on Schedule A.

Tenant makes the above statements for the benefit and protection of Seller, Purchaser and the Lenders with the intent and understanding that they will be relied upon by Seller, Purchaser, Lenders and their respective successors and assigns.

Dated:             , 2012.

TENANT:

By:

JOINDER BY GUARANTOR

The Lease guaranty dated              by              is in full force and effect.

GUARANTOR:

By:

SCHEDULE A TO TENANT ESTOPPEL

1.	Lease:

Landlord:
Tenant:
Date:

2.	Modifications and/or Amendments:

(a) Date:
(b) Date:
(c) Date:

3.	Security Deposit (currently held by Landlord)	$
Cash: Letter of Credit:

4.	Monthly Base Rent for current term of Lease	$
	Percentage Rent (if applicable)	Percentage: % Base Gross Sales: $

5.	Commencement Date:
Termination Date:

6.

7.

8.	Has Lease been assigned?	No: ☐ Yes: ☐	If yes, date/title of document(s): _________________________

	Has any portion of the Premises been sublet?	No: ☐ Yes: ☐	If yes, date/title of document(s): _________________________

9.

EXHIBIT C-2

FORM OF SELLER ESTOPPEL

American Assets Trust, L.P. (“Purchaser”)

11455 El Camino Real

Suite 200

San Diego, CA 92130

Attention: Mr. John W. Chamberlain and Mr. Adam Wyll, Esq.

Re:

Lease dated              (as amended by the documents, if any, indicated in Item 2 on Schedule A, the “Lease”), by and between City Center Bellevue Property LLC (“Seller” or “Landlord”) and              (“Tenant”) for premises commonly known as Suite[s]              (the “Premises”) located at 500 108th Avenue, Bellevue, Washington 98004 (the “Property”)

Ladies and Gentlemen:

In connection with your acquisition of the Property pursuant to that certain Purchase and Sale Agreement dated as of July __, 2012 (the “Agreement”), between Seller and Purchaser, the undersigned Seller does hereby certify to you as follows:

A.	The Lease consists only of the documents identified in Items 1 and 2 on Schedule A attached hereto (“Schedule A”) .

B.	The Lease is in full force and effect and has not been modified, supplemented, or amended, except as indicated in Item 2 on Schedule A. To Seller’s knowledge, Tenant is not in default of any of its obligations under the Lease.

C.	Seller has not received any written notice from Tenant that Seller, as landlord, is in default of its obligations under the Lease.

D.	Tenant has not delivered to Seller written notice that it claims any offsets or credits against rents payable under the Lease.

E.	Seller is not currently holding a security or other deposit (including letter of credit) with respect to the Lease, except as shown in Item 3 on Schedule A.

F.	Tenant has fully paid rent on account of the month of , 2012; the current base rent (and, if applicable, percentage rent) under the Lease is as shown in Item 4 on Schedule A.

G.	Tenant has not paid any rent more than one (1) month in advance of its due date.

H.	The term of the lease will terminate on the date indicated in Item 5 on Schedule A. Tenant has no options to renew or extend the term of the Lease, except as set forth in the Lease.

I.	Except as indicated in Item 6 on Schedule A, Tenant has no right of first refusal or option to lease space in addition to the Premises.

J.	Except as indicated in Item 7 on Schedule A, Tenant has no option to terminate the Lease.

K.	Except as indicated in Item 8 on Schedule A, Tenant has not assigned the Lease or subleased any portion of the Premises.

L.	Tenant has no right of first refusal or option to purchase the Property or any part thereof.

M.	(i) all improvements required to be completed by Landlord under the Lease have been completed, (ii) all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full except as indicated in Item 7 on Schedule A, and (iii) there are no free rent periods or rental concessions that have been granted to Tenant, except as indicated in Item 9 on Schedule A.

The certifications set forth herein shall survive the closing of the sale of the Property (the “Closing”) for a period of nine (9) months and shall automatically expire and terminate upon the receipt by you of an estoppel certificate from Tenant conforming to the requirements set forth in Section 7.1.2 of the Agreement. In addition, Seller’s liability hereunder shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Agreement. References to knowledge set forth herein shall have the same meaning as set forth in Section 5.3 of the Agreement.

Dated:                         , 2012.

SELLER:

CITY CENTER BELLEVUE PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE A TO SELLER ESTOPPEL

1.	Lease:

Landlord:
Tenant:
Date:

2.	Modifications and/or Amendments:

(a) Date:
(b) Date:
(c) Date:

3.	Security Deposit (currently held by Landlord)	$
Cash: Letter of Credit:

4.	Monthly Base Rent for current term of Lease Percentage Rent (if applicable)	$
Percentage: % Base Gross Sales: $

5.	Commencement Date:
Termination Date:

6.	Has Lease been assigned?	No: ☐ Yes: ☐	If yes, date/title of document(s): _________________________

7.	Has any portion of the Premises been sublet?	No: ☐ Yes: ☐	If yes, date/title of document(s): _________________________

8.

EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

Return Address:

Kevin L. Shepherd, Esq.

Venable LLP

Suite 900

750 East Pratt Street

Baltimore, MD 21202

Please print or type information WASHINGTON STATE RECORDER’S Cover Sheet (RCW 65.04)

Document Title(s) (or transactions contained therein): (all areas applicable to your document must be filled in)

1. Special Warranty Deed	2. ________________________________________________

3. ________________________________________________	4. ________________________________________________

Reference Number(s) of Documents assigned or released: 8508209012

Additional reference # ’ s on page              of document

Grantor(s) Exactly as name(s) appear on document

1. CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

2.                                                                                                   ,

Additional names on page              of document.

Grantee(s) Exactly as name(s) appear on document

1.                                                                                                   , a

2.                                                                                                   ,

Additional names on page              of document.

Legal description (abbreviated: i.e. lot, block, plat or section, township, range)

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Additional legal is on page              of document.

Assessor’s Property Tax Parcel/Account Number ? Assessor Tax # not yet assigned

The Auditor/Recorder will rely on the information provided on this form. The staff will not read the document to verify the accuracy or completeness of the indexing information provided herein.

“I am signing below and paying an additional $50 recording fee (as provided in RCW 36.18.010 and referred to as an emergency nonstandard document), because this document does not meet margin and formatting requirements. Furthermore, I hereby understand that the recording process may cover up or otherwise obscure some part of the text of the original document as a result of this request.”

                                                                                                                                                        Signature of Requesting Party

Note to submitter: Do not sign above nor pay additional $50 fee if the document meets margin/formatting requirements

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS THAT CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to it paid by                                                                  , a                                               (“Grantee”), has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee the real property in King County, Washington more fully described on Exhibit A hereto (the “Property”).

This Special Warranty Deed is executed by Grantor and accepted by Grantee subject to validly existing and enforceable rights, interests and estates, if any do in fact exist, but only to the extent that the same do in fact exist, of third parties in connection with those items set out and listed in Exhibit B hereto (the “Encumbrances”).

Notwithstanding any and all covenants arising or to arise by statutory or other implication, Grantor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND the Property, subject to the validly existing and enforceable rights, if any, of third parties in connection with the Encumbrances, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Ad valorem taxes with respect to the Property have been prorated as of the date hereof between Grantor and Grantee, and Grantee expressly assumed the payment of ad valorem taxes assessed from and after the date hereof.

[The balance of this page is intentionally left blank]

[SIGNATURE PAGE TO SPECIAL WARRANTY DEED]

WITNESS THE EXECUTION HEREOF effective as of                              , 2012.

GRANTOR:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that                      is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as                      of CITY CENTER BELLEVUE PROPERTY LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:                     , 2012

(Signature of Notary)

(Legibly Print or Stamp Name of Notary) Notary public in and for the State of: ____________ My appointment expires: _____________________

(Use this space for notarial stamp/seal)

Exhibit A to Special Warranty Deed

LEGAL DESCRIPTION

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

Exhibit B to Special Warranty Deed

Encumbrances

All of those exceptions set forth in Schedule B of the title policy issued to Grantee by Chicago Title Company, and known as Policy No.                     .

EXHIBIT E

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to                     , a                          (“Purchaser”), its successors and assigns, for its and their own use and benefit, forever, all Seller’s right, title and interest in and to (specifically excluding any fixtures or personal property owned by tenant under leases, licensees under licenses or by the property manager) the following personal property presently located on the real estate commonly known as City Center, located at 500 108th Avenue, Bellevue, Washington 98004, and more particularly described on Exhibit A attached hereto (the “Premises”): (i) all mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Premises, (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or at, the Premises; (iii) site plans, surveys, plans and specification, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Premises; (iv) pylons and other signs situated on or at the Premises; and (v) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Premises as of the date hereof (collectively, the “Personal Property”).

THE PERSONAL PROPERTY IS CONVEYED WITHOUT RECOURSE TO SELLER IN ITS AS IS, WHERE IS CONDITION AND SELLER HEREBY DISCLAIMS, AND PURCHASER HEREBY WAIVES, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE (WHETHER STATUTORY, EXPRESS OR IMPLIED) WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the      day of                     , 2012.

SELLER:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A TO BILL OF SALE

LEGAL DESCRIPTION

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

EXHIBIT F-1

FORM OF ASSIGNMENT AND ASSUMPTION

OF LEASES AND LICENSES

This ASSIGNMENT AND ASSUMPTION OF LEASES AND LICENSES (this “Assignment”) is made this      day of                     , 2012, by and between CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Assignor”), and                         , a                     (“Assignee”).

RECITALS

WHEREAS, Assignee and Assignor entered into that certain Purchase and Sale Agreement dated as of July     , 2012 (the “Purchase Contract”), for the purchase and sale of that certain property located at 500 108th Avenue, Bellevue, Washington 98004 as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”); and

WHEREAS, under the terms and conditions of the Purchase Contract, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a) All leases, subleases, licenses and other occupancy agreements relating to or affecting the Property, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit B attached hereto and hereby made a part hereof (collectively, the “Leases”);

(b) The current outstanding balance of all security deposits and prepaid rents, together with all interest accrued thereon if payable under the Leases or applicable law, as more fully described on Exhibit C attached hereto but excluding any non-refundable deposits (collectively, the “Security Deposits”) ; and

(c) Subject to the rights of any issuers thereof, any letters of credit or similar instruments supplied by or obtained by tenants as security for obligations under Leases.

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2. Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and does hereby assume all the duties and obligations of Assignor under the Leases expressly set forth on attached Exhibit B and with respect to the Security Deposits expressly set forth on attached Exhibit C, but only to the extent first accruing from and after the date of this Assignment.

3. This Assignment is subject to the representations and warranties of Assignor under Section 5.1 of the Purchase Contract. Assignor shall indemnify and defend Assignee against and hold Assignee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Assignor to perform the obligations of Assignor under the Leases and Security Deposits first accruing prior to the date of this Assignment. However, Assignor’s liability under this Assignment shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Purchase Contract.

4. Assignee shall indemnify and defend Assignor against and hold Assignor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Assignee to perform the obligations of Assignee under the Leases and Security Deposits first accruing on or after the date of this Assignment.

5. This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Washington and may not be modified or amended except by written agreement signed by both parties.

6. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signatures Appear on the Following Page]

Assignee hereby accepts the aforesaid Assignment and assumes the obligations of Assignor under the Leases and the Licenses from and after the date of this Assignment.

ASSIGNOR:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

____________________________________, a __________________________________

By:
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION

OF LEASES AND LICENSES

LEGAL DESCRIPTION OF PROPERTY

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION

OF LEASES AND LICENSES

LEASES

EXHIBIT C TO ASSIGNMENT AND ASSUMPTION

OF LEASES AND LICENSES

SECURITY DEPOSITS

EXHIBIT F-2

FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS AND

INTANGIBLES

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS AND INTANGIBLES (this “Assignment”) is made this      day of                     , 2012, by and between CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company (“Assignor”), and                         , a                         (“Assignee”).

RECITALS

WHEREAS, Assignee and Assignor entered into that certain Purchase and Sale Agreement dated as of July     , 2012 (the “Purchase Contract”), for the purchase and sale of that certain property located at 500 108th Avenue, Bellevue, Washington 98004 as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”); and

WHEREAS, under the terms and conditions of the Purchase Contract, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to all those certain service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Property, all as specifically listed on Exhibit B attached hereto and made a part hereof (collectively, the “Contracts”).

2. All intangible property owned solely by Assignor and used solely by Assignor in connection with the ownership and operation of the Property, including, without limitation, to the extent assignable, any warranties, guaranties, architectural or engineering plans and specifications, books and records, permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Property (to the extent assignable), and all other assignable names, trade names, street numbers, marks, other symbols and general intangibles which relate exclusively to the Property, including, without limitation, the name “City Center”, but excluding any of the same that reference “Beacon,” “Beacon Capital” or any other similar name (collectively, the “Intangible Property”).

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

3. Assignee hereby accepts the foregoing assignment and does hereby assume all the duties and obligations of Assignor under the Contracts expressly set forth on attached Exhibit B but only to the extent first accruing from and after the date of this Assignment.

4. This Assignment is subject to the representations and warranties of Assignor under Section 5.1 of the Purchase Contract. Assignor shall indemnify and defend Assignee against and hold Assignee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Assignor to perform the obligations of Assignor under the Contracts first accruing before the date of this Assignment. However, Assignor’s liability hereunder shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Purchase Contract.

5. Assignee shall indemnify and defend Assignor against and hold Assignor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Assignee to perform the obligations of Assignee under the Contracts first accruing on or after the date of this Assignment.

6. This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Washington and may not be modified or amended except by written agreement signed by both parties.

7. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signatures Appear on the Following Page]

Assignee hereby accepts the aforesaid Assignment and assumes the obligations of Assignor under the Contracts from and after the date of this Assignment.

ASSIGNOR:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

____________________________________, a __________________________________

By:
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION

LEGAL DESCRIPTION

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION

CONTRACTS

EXHIBIT G

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform                     , a                     , that withholding of tax is not required upon the disposition of a U.S. real property interest by City Center Bellevue Property LLC, a Delaware limited liability company, the undersigned hereby certifies the following:

1.	City Center Bellevue Property LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	City Center Bellevue Property LLC is a disregarded entity.

3.	City Center Bellevue Property LLC’s Tax Identification Number is ; and

4.	The mailing address of City Center Bellevue Property LLC is c/o Beacon Capital Partners, 200 State Street, Fifth Floor, Boston, Massachusetts 02109.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete.

Dated:                     , 2012

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF ____________	)

On                     , 2012, before me, the undersigned, a Notary Public in and for said County and State, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the within instrument.

WITNESS my hand and official seal.

______________________________________

Notary Public

EXHIBIT H

FORM OF TENANT NOTIFICATION LETTER

                             , 2012

HAND DELIVERED

TO:	All Tenants at City Center, 500 108th Avenue, Bellevue, Washington 98004

RE:	City Center

Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at City Center, 500 108th Avenue, Bellevue, Washington 98004 (the “Property”), that the Property has been sold by City Center Bellevue Property LLC (“Seller”), to                             , a                             (“Purchaser”). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed [as follows:

TO:
ATTN:
AT: ]

[PURSUANT TO SEPARATE INSTRUCTIONS TO BE PROVIDED BY PURCHASER]

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

[The balance of this page is intentionally left blank]

[SIGNATURE PAGE TO TENANT NOTIFICATION LETTER]

SELLER:

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

___________________________________________,
a

By:
Name:
Title:

EXHIBIT I

FORM OF OWNER’S AFFIDAVIT

OWNER’S DECLARATION AS TO MECHANICS’ LIENS AND PARTIES IN POSSESSION

The undersigned (“Declarant”) hereby declares as follows:

1. That Declarant is the owner of certain premises known as City Center and located at 500 108th Avenue, Bellevue, Washington 98004, further described on Exhibit A attached hereto (the “Property”).

2. That, during the period of nine (9) months immediately preceding the date of this declaration, no contracts for the furnishing of any labor or material to the Property, and no security agreements or leases in respect to any goods or chattels that have or are to become attached to the land or any improvements thereon as fixtures, have been given or are outstanding that have not been fully performed and satisfied except as follows:

3. That, during the period of nine (9) months immediately preceding the date of this declaration, all fees for service, installation, connection, maintenance, construction, tap or reimbursement charges/costs for sewer, water, garbage or electricity have been paid in full.

4. As of the date hereof, except as set forth on Exhibit B attached hereto, there are no tenants or other parties who are in possession or who have the right to be in possession of all or any portion of the Property.

5. That this declaration is made with the intention that Chicago Title Company (the “Company”) and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements. Declarant agrees to indemnify the Company for loss or damage (including reasonable attorneys’ fees, expenses, and costs) incurred by the Company as a result of any untrue statement made herein. Notwithstanding the foregoing, the undersigned hereby disclaims any certification as to matters done by or at the direction of or otherwise arising through tenants and occupants of the Property. The statements set forth herein are limited solely to matters arising through the acts and deeds of, or by or at the direction of, the undersigned.

I declare under penalty of perjury that the foregoing is true and correct.

[Signature page attached]

Dated this      day of                     , 2012.

CITY CENTER BELLEVUE PROPERTY LLC, a Delaware limited liability company

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
)ss.
COUNTY OF SUFFOLK	)

On                     , 2012, before me,                                                                                       , a Notary Public personally appeared                                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                 (Seal)

EXHIBIT A

LEGAL DESCRIPTION

Lot 1 of City of Bellevue Short Plat No. 85-18, Record of King County, Recording No. 8508209012; being a portion of the Southwest  1/4 of the Northwest  1/4 of the Northeast  1/4 of Section 32, Township 25 North, Range 5 East, W.M.

Situate in the City of Bellevue, County of King, State of Washington.

Exhibit B

List of Leases

EXHIBIT J

SEC REQUIREMENTS

1.	Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed pursuant to those Leases, of (a) and (b), provided Seller is not obligated to prepare any such analysis and need only provide any such analysis as may exist and be in Seller’s possession;

3.	Seller’s internally-prepared Operating Statements;

4.	Leases;

5.	Tax bills;

6.	Seller’s cash receipt journal(s) and bank statements;

7.	Seller’s general ledger;

8.	Seller’s schedule of expense reimbursements required under Leases in effect on the Closing Date;

9.	Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

10.	Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

11.	Seller’s invoices with respect to expenditures made during the Final Fiscal Year;

12.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

A representation letter in such form as is reasonably required by Buyer, signed by the individual(s) responsible for Seller’s financial reporting, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements (provided it is understood that Seller’s financial statements are prepared on a GAAP basis of accounting).